Preliminary Offering Circular, Dated June 24, 2022

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. TO THE EXTENT NOT ALREADY QUALIFIED UNDER REGULATION A, THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Public Alts 001 LLC
6 Harrison Street, 5th Floor
New York, NY 10013
(201) 479-4408; www.public.com

Best Efforts Offering of up to 425,000 Non-Voting Membership Interests

Public Alts 001 LLC, a Delaware limited liability company (which we refer to as “we,” “us,” “our,” “our company” or the “company”), is offering (this “offering”), on a best efforts basis, up to $4,250,000 of our non-voting membership interests (the “interests”), at an offering price of $10.00 per interest.

We expect to offer interests in this offering until we raise the maximum amount being offered. The maximum offering period is 12 months from the date of commencement, but we reserve the right to terminate this offering for any reason at any time prior to the initial closing. Subscriptions may be accepted on a rolling basis, meaning not all investors would receive their interests on the same date, and the initial closing, any subsequent closing(s) and the final closing of this offering will occur on a date or dates, as applicable, determined by the company in its discretion. This offering will commence within 48 hours of qualification by the Securities and Exchange Commission (the “Commission”). If any of the interests offered remain unsold as of the final closing, such interests shall be issued to Otis Wealth, Inc. (the “manager,” “our manager” or “Otis”), in full satisfaction of its advance, if any, and the true-up as described in this offering circular. There is no minimum number of interests or dollar amount that needs to be sold as a condition of any closing of this offering. Subscriptions, once received, are irrevocable by investors but can be rejected by us. See “Plan of Distribution and Selling Securityholders” and “Securities Being Offered” for additional information.

To purchase interests, a prospective investor must register as a user of the web- and mobile app-based platform called Public.com (the “Public Platform”) operated by Public Holdings, Inc., a Delaware corporation (“Public”). The minimum investment amount per investor is $10.00 (one interest), and the maximum investment is for interests representing 20% of the total interests, however, we can waive or modify the minimum or maximum purchase restriction on a case-by-case basis in our sole discretion. In determining whether to waive or modify such minimum and maximum purchase restrictions, we may consider a variety of factors, including, but not limited to, offering demand following qualification, factors regarding the particular investor, market conditions and business developments. To subscribe, a prospective investor agrees to transfer funds via the Public Platform from such investor’s brokerage account on the Public Platform. We have not engaged an escrow agent for this offering. Funds tendered by prospective investors will be held in a segregated account controlled by our company.

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With respect to any closing, investors will be notified by email message and/or a notification through the Public Platform. Upon a closing, investor subscription funds will be transferred to our company, and investors will receive their interests. The initial closing will occur at such time as determined by our company in its sole discretion, and additional closings, if any, will occur throughout the offering period as determined in the sole discretion of our company. Because timing of the initial closing, any subsequent closing(s) and the final closing will be driven by demand for this offering, our company cannot anticipate the date of any particular closing.

A closing is expected to take a minimum of several days, and up to two weeks. For a closing, we will review the subscription documentation from prospective investors, contact prospective investors for additional information if necessary then provide subscription documentation to Dalmore Group, LLC (the “Broker”) for review. Upon completion of review by the Broker, a closing will occur with respect to all investors not rejected following review.

At or before the final closing, our manager or its affiliates may purchase interests sold in this offering for the same price as all other investors. There are no limitations on the number of interests that may be purchased by our manager or its affiliates. In addition, the asset sellers may purchase a portion of the interests in this offering.

	Number of Interests	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Us Before Expenses(2)
Per Interest:	1	$10.00	$0.00	$10.00
Total	425,000	$4,250,000	$0.00	$4,250,000

(1)
The Broker will be acting as our executing broker in connection with this offering and will be paid the Brokerage Fee by our manager, and not out of the proceeds of this offering. See “Plan of Distribution and Selling Securityholders—Fees and Expenses.”

(2)
This amount does not include the Brokerage Fee or estimated offering expenses in an aggregate amount of approximately $98,637.50, all of which will be paid by Otis rather than from the net proceeds of this offering.

The interests being offered do not include the right to vote except in certain limited circumstances as required by the company’s operating agreement. See “Securities Being Offered” for additional information.

Our manager may refuse a transfer by an interest holder if such transfer would (i) result in there being 2,000 or more beneficial owners or 500 or more beneficial owners that are not accredited investors (provided that our manager may waive such limitations); (ii) adversely affect our company or subject our company, our manager or any of their affiliates to any additional regulatory or governmental requirements or cause our company to be disqualified as a limited liability company; (iii) subject our company, our manager or any of their affiliates to any tax to which they would not otherwise be subject; (iv) require registration of the interests or our company, our manager or any of their affiliates under any securities laws of the United States, any state thereof or any other jurisdiction; (v) cause the underlying asset to be deemed “plan assets” for purposes of the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended (“ERISA”); (vi) result in a change of U.S. federal income tax treatment of our company or result in a termination of our company for U.S. federal income tax purposes; or (vii) violate or be inconsistent with any representation or warranty made by the transferor. Furthermore, as our interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of our interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws.

Provided that any electronic alternative trading system registered with the Commission and FINRA on Form ATS (an “ATS”) on which interests are listed for trading requires from interest holders such representations and agreements as described in the operating agreement, interests may be transferred via such ATS. Public intends to launch an interface on the Public Platform that enables investors to buy and sell their holders via the Public Private Execution Network Alternative Trading System (the “PPEX ATS”) operated by North Capital Private Securities Corporation (“North Capital”). As of the date of this offering circular, the PPEX ATS will be the sole trading platform approved by our manager for secondary transfers of our interests (for the avoidance of doubt, transfers may occur outside of a trading platform). We will notify interest holders of approval of any additional trading platform(s) by sending an email message or a message through the Public Platform, or by posting a message on the Public website.

To obtain approval for any transfer not facilitated by the PPEX ATS, interest holders should contact us by sending us an email message to alts@public.com prior to any voluntary transfer or within 30 days of any involuntary transfer and provide sufficient information to allow our company’s legal counsel to make a determination that the transfer would not result in any of the scenarios described above. For a transfer in the event of death of the interest holder, notice should be given by a duly authorized representative of the estate of such interest holder and include proof of legal authority and valid assignment. See “Securities Being Offered—Transfer Restrictions” for more information.

Our company will purchase a collection of non-fungible tokens (“NFTs”) by Yuga Labs LLC (“Yuga Labs”) to include various then-current-lowest-priced (“floor”) Bored Ape Yacht Club (“BAYC”) NFTs. Upon purchase of a BAYC NFT, our company will be a member of BAYC and will receive the benefits, if any for our company, of ownership of the BAYC NFTs, which could include the ability to purchase other NFTs and/or an “airdrop,” meaning free distribution of NFTs, tokens or other digital assets. Neither our company nor interest holders will have any ownership interest in BAYC or Yuga Labs, and interest holders are not otherwise members of BAYC.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this offering circular and future filings after this offering.

An investment in our interests involves a high degree of risk. See “Risk Factors” for a description of some of the risks that should be considered before investing in our interests.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF ANY OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

We are offering to sell, and seeking offers to buy, our interests only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with any information other than the information contained in this offering circular. The information contained in this offering circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our interests. Neither the delivery of this offering circular nor any sale or delivery of our interests shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by the federal securities laws.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

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INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this offering circular includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company, our manager, Public and the Public Platform; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our manager’s expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this offering circular are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither we nor our manager can guarantee future performance, or that future developments affecting our company, our manager, Public or the Public Platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and/or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this offering circular. You should read the entire offering circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.” You are encouraged to seek the advice of your attorney, tax consultant and business advisor with respect to the legal, tax and business aspects of an investment in our interests. All references in this offering circular to “$” or “dollars” are to United States dollars.

The Company

Overview

Our company is a limited liability company formed on April 12, 2022 pursuant to the Delaware Limited Liability Company Act, or the LLC Act.

Our manager, Otis Wealth, Inc., a Delaware corporation incorporated on October 4, 2018 (which we refer to as our manager), believes that alternative assets have been a cornerstone of wealth accumulation. However, barriers are high, and quality access has been limited to a tiny fraction of the global economy. We believe that those who do have access to top-quality alternative investments are faced with a lack of transparency, operational overhead and high minimums and fees from established gatekeepers. The costs for investing in this asset class are high and transaction volumes are low, with few options for liquidity, resulting in longer holding periods. As a result, the opportunity to build wealth remains inaccessible.

This offering is part of the proposed solution to this problem. Public Holdings, Inc., a Delaware corporation, the parent company of our manager, is creating a platform to invest in NFTs, art, collectibles and more, through one or more affiliated issuers, alongside traditional equities and crypto. The goal is to unlock every type of alternative asset and give investors true uncorrelated diversification in a modern portfolio. For the avoidance of doubt, investors in this offering are not purchasing securities offered by Public and will have no interest in the activities or business of any entity other than our company by virtue of participating in this offering.

Our strategy is to acquire the underlying asset, hold such asset for an indefinite period of time and then sell such asset at a premium over our acquisition price so that investors in our company can make a return on their investment. Additionally, interest holders may be able to realize a return on their investment by selling their interests on the secondary market, if an active market for our interests develops.

The Underlying Asset

Our company will purchase a collection of NFTs by Yuga Labs to include various floor priced BAYC NFTs. See “The Underlying Asset—The Underlying Asset” for additional information.
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The Collection: BAYC is a collection of 10,000 NFTs, unique ERC-721 tokens on the Ethereum blockchain, launched by Yuga Labs on April 23, 2021. Each BAYC NFT has a corresponding art of a “bored” cartoon ape generated by an algorithm and intended to be used as a profile picture. Each of the 10,000 NFTs is unique and was algorithmically generated from 172 possible “traits.” BAYC NFTs are valued on the secondary market based on rarity of traits. Ownership of a BAYC NFT serves as a digital membership card to BAYC, granting access to members-only benefits, and also conveys ownership of the underlying art and includes rights to commercialize the associated cartoon ape art. According to Yahoo, “[a]longside CryptoPunks, BAYC has established itself as a premium ‘blue-chip’ NFT collection and has attracted the likes of NBA players Steph Curry and Kevin Durant alongside popular social media personality and artist KSI into becoming holders of the now coveted collection.” The specific, and number of, BAYC NFTs to be included in the underlying asset collection will depend on the amount raised as of the final closing and the then-current floor pricing of BAYC NFTs. Upon purchase of a BAYC NFT, our company will be a member of BAYC and will receive the benefits, if any for our company, of ownership of the BAYC NFTs, which could include the ability to purchase other NFTs and/or airdrops. If our company is granted the ability to purchase other NFTs, we may do so if funds are available. This could result in gain (revenue) or loss upon liquidation of any such NFT. If our company receives an airdrop, we may sell the airdropped digital asset(s) which could result in revenue upon sale, whether upon receipt or later. Neither our company nor interest holders will have any ownership interest in BAYC or Yuga Labs, and interest holders are not otherwise members of BAYC.

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Pricing & Recent Sales Data: All dollar amounts noted below are approximate amounts based on the conversion price of ETH at the time of the data referenced.
○    From launch (March 12, 2021) to May 31, 2022, prices of BAYC NFTs have ranged from 0.08 ETH ($183) at launch in March 2021 to 769 ETH ($2,281,407) in September 2021.
○    From late August 2021 (the earliest period for which the following data is available) to May 31, 2022, floor prices have ranged from 15 ETH ($45,303) in August 2021 to 154 ETH ($420,430) in April 2022. See the chart below for additional information.

○    From May 2021 (the earliest period for which the following data is available) to May 31, 2022, average prices have ranged from 0.03 ETH ($87) in May 2021 to 168 ETH ($458,672) in April 2022.
○    On May 31, 2022, the floor price was 85.87 ETH ($171,556).
○    On May 31, 2022, the average price was 95.35 ETH ($185,201).
○    On May 31, 2022, the median price was 96.79 ETH ($193,187).
○    As of May 31, 2022, recent sales include, amongst many others: BAYC #1623 for 113 ETH ($225,594), BAYC #3994 for 100 ETH ($199,476) and BAYC #5143 for 90 ETH (approximately $179,677).

○    As of May 31, 2022, the highest sale of a BAYC NFT was the sale of BAYC #2807 for 769 ETH ($2,281,407 in September 2021).
○    As of May 31, 2022, the BAYC NFT floor price had dropped approximately 60% from its all-time high floor price of 154 ETH ($420,430) in April 2022 to a floor price of 85.87 ETH ($171,556). This drop in price floor corresponds to a broader market decline of major cryptocurrencies, and waning interest from investors in NFTs. Indeed, average 30-day price floors for the NFT sector have declined by approximately 50% from April 2022 to May 31, 2022. The Ethereum token, on which the Ethereum blockchain relies, has fallen approximately 60% from an all-time high of $4,812 in November 2021 to $1,942 as of May 31, 2022. Volatility in the price of the Ethereum token and other major cryptocurrencies, such as Bitcoin, have likely contributed to the price volatility of NFTs generally and BAYC NFTs specifically. Additional factors have also contributed to price volatility of BAYC NFTs.
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Smart Contract Terms: BAYC NFTs are ERC-721 tokens recorded on the Ethereum blockchain. The tokens serve primarily as a record of metadata such as the corresponding art, traits, etc. The primary purpose of the BAYC smart contract was to govern minting, setting the max number of BAYC NFTs (10,000), art provenance and other terms such as pricing. On June 7, 2022, the co-founder of Yuga Labs announced that the BAYC NFT deploying address had been burned, thus preventing a bad actor from utilizing a flaw in the smart contract code to mint an unlimited number of BAYC NFTs or change provenance, thus changing corresponding art. The smart contract also defines a set of functions to transfer ownership of the tokens via the Ethereum blockchain and allows verified marketplaces to manage, buy and sell the BAYC NFTs for holders.

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Terms & Conditions: BAYC NFTs, and use of the related website, presently located at boredapeyachtclub.com, an online community and interface to exchange digital collectables, both of which are made available by Yuga Labs, is governed by terms and conditions, presently located at boredapeyachtclub.com/#/terms (last accessed on June 15, 2022; these terms and conditions are not incorporated by reference into this offering circular). Ownership of a BAYC NFT constitutes ownership of the underlying art. The terms and conditions grant personal and commercial use licenses with few limitations. We do not believe either positively or negatively impacts the value or use of BAYC NFTs.
Manager

Otis Wealth, Inc. is the manager of our company. Our manager is a wholly owned subsidiary of Public. Public owns and operates the Public Platform, through which the interests will be sold.

At or before the final closing, our manager or its affiliates may purchase interests sold in this offering for the same price as all other investors. There are no limitations on the number of interests that may be purchased by our manager or its affiliates. Our manager may sell its interests from time to time after closing of this offering. Our manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests.

Investment Committee

Our manager assembled an investment committee, or the Investment Committee, compromised of employees of Public People LLC, a wholly owned subsidiary of Public, acting on behalf of Public, to assist our manager in evaluating the underlying asset prior to the purchase (including reviewing due diligence materials), managing the underlying asset and to advise our manager and certain other matters associated with our business, including monitoring our compliance with the Investment Company Act of 1940, as amended, or the Investment Company Act (see “Description of Business—Investment Company Act Considerations” for additional information). The members of the Investment Committee are not and will not be managers or officers of our company and will not have any fiduciary or other duties to the interest holders of the company.

The Offering

Interests Offered	Up to 425,000 interests, on a “best efforts” basis for up to $4,250,000 of gross proceeds. Purchasers of the interests will become members of the company.

Offering Price per Interest	$10.00 per interest.

Number of Interests Outstanding Before the Offering	As of the date hereof, one hundred percent (100%) of the interests outstanding, one (1) interest, are held by our manager.

Operating Agreement	Our limited liability company agreement, dated April 12, 2022, as amended from time to time (which we refer to as the operating agreement), created one class of membership interests of the company in the form of the interests. By participating in this offering, investors will become party to the operating agreement.

Number of Interests Outstanding After the Offering	425,000 interests.

Minimum and Maximum Investment Amount	The minimum investment amount per investor is $10.00 (one interest), and the maximum investment is for interests representing 20% of the total interests, however, we can waive or modify the minimum or maximum purchase restriction on a case-by-case basis in our sole discretion. In determining whether to waive or modify such minimum and maximum purchase restrictions, we may consider a variety of factors, including, but not limited to, offering demand following qualification, factors regarding the particular investor, market conditions and business developments. Subscriptions, once received, are irrevocable by investors, but can be rejected by us prior to acceptance.

Subscription Procedures	Public, the parent company of our manager, owns and operates the Public Platform that enables investors to view details of this offering and sign contractual documents. After the qualification by the Commission of the offering statement of which this offering circular is a part, this offering will be conducted through the Public Platform, whereby investors will receive, review, execute and deliver subscription agreements electronically. For additional information, see “Plan of Distribution—Subscription Procedures.”

Broker-Dealer	The Broker is serving as executing broker-dealer but is not providing underwriting or placement agent services in this offering.

Investment Amount Restrictions	Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, you are encouraged to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

Worldwide	Interests will be offered worldwide, provided that we may elect not to sell shares in particular jurisdictions for regulatory or other reasons. No sales of interests will be made anywhere in the world prior to the qualification of the offering circular by the Commission in the United States and issuance by the Financial Industry Regulatory Authority, Inc., or FINRA, of a no-objection letter. All interests will be offered everywhere in the world at the same U.S. dollar price that is set forth in this offering circular.

No Voting Rights	The interests have no voting rights other than to vote, as a single class, to remove and replace the manager for “cause” following a final judgment of fraud by our manager. Any member that beneficially owns 10% or more of the interests (excluding shares beneficially owned by Otis) may irrevocably limit or eliminate its voting rights pursuant to our Operating Agreement.

Risk Factors	Investing in the interests involves risks. See the section entitled “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in the interests.

Use of Proceeds	We expect to receive gross proceeds from this offering of up to $4,250,000. Otis will pay all expenses of this offering, including fees and expenses associated with qualification of this offering under Regulation A and all fees and expenses of the Broker. Therefore, the gross proceeds from this offering will equal the net proceeds from this offering. We intend to use a portion of the proceeds from the initial closing of this offering to acquire the underlying asset, and if and to the extent such proceeds are less than the purchase price, Otis will advance to the company any additional funds required to consummate the acquisition. The remaining net proceeds of this offering, together with any unsold interests, if any, will be used to repay the Otis advance, if any, and pay Otis the true-up.

Closings	The company may close the entire offering at one time or may have multiple closings. Throughout this offering circular, we have assumed multiple closings and refer to the “initial closing” as the first such closing and the “final closing” as the last such closing. The underlying asset will be acquired by the company following the final closing of this offering. Subscriptions may be accepted on a rolling basis. If any of the interests offered remain unsold as of the final closing, such interests shall be issued to Otis in full satisfaction of its advance, if any, and the true-up as described in this offering Circular. The maximum offering period is 12 months from the date of commencement.

With respect to any closing, investors will be notified by email message and/or a notification through the Public platform. Upon a closing, investor subscription funds will be transferred to our company, and investors will receive their interests. The initial closing will occur at such time as determined by our company in its sole discretion, and additional closings, if any, will occur throughout the offering period as determined in the sole discretion of our company. Because timing of the initial closing, any subsequent closing(s) and the final closing will be driven by demand for this offering, our company cannot anticipate the date of any particular closing. A closing is expected to take a minimum of several days, and up to two weeks. See “Plan of Distribution and Selling Securityholders—Plan of Distribution” for more information.

Termination of the Offering	We reserve the right to terminate this offering for any reason at any time prior to the initial closing.

Transfer Restrictions and Secondary Trading	Our manager may refuse a transfer by an interest holder if such transfer would (i) result in there being 2,000 or more beneficial owners or 500 or more beneficial owners that are not accredited investors (provided that our manager may waive such limitations); (ii) adversely affect our company or subject our company, our manager or any of their affiliates to any additional regulatory or governmental requirements or cause our company to be disqualified as a limited liability company; (iii) subject our company, our manager or any of their affiliates to any tax to which they would not otherwise be subject; (iv) require registration of the interests or our company, our manager or any of their affiliates under any securities laws of the United States, any state thereof or any other jurisdiction; (v) cause the underlying asset to be deemed “plan assets” for purposes of ERISA; (vi) result in a change of U.S. federal income tax treatment of our company or result in a termination of our company for U.S. federal income tax purposes; or (vii) violate or be inconsistent with any representation or warranty made by the transferor. Furthermore, as our interests are not registered under the Securities Act, transfers of our interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws.

Provided that any ATS on which interests are listed for trading requires from interest holders such representations and agreements as described in the operating agreement, interests may be transferred via such ATS. Public intends to launch an interface on the Public Platform that enables investors to buy and sell their holders via the PPEX operated by North Capital. As of the date of this offering circular, the PPEX ATS will be the sole trading platform approved by our manager for secondary transfers of our interests (for the avoidance of doubt, transfers may occur outside of a trading platform). We will notify interest holders of approval of any additional trading platform(s) by sending an email message or a message through the Public Platform, or by posting a message on the Public website.

To obtain approval for any transfer not facilitated by the PPEX ATS, interest holders should contact us by sending us an email message to alts@public.com prior to any voluntary transfer or within 30 days of any involuntary transfer and provide sufficient information to allow our company’s legal counsel to make a determination that the transfer would not result in any of the scenarios described above. For a transfer in the event of death of the interest holder, notice should be given by a duly authorized representative of the estate of such interest holder and include proof of legal authority and valid assignment.

See “Securities Being Offered—Transfer Restrictions” for more information.

Distributions	There will be no distributions, unless and until there is a sale of the underlying asset, at which point we plan to pay a liquidating distribution. There can be no assurance as to the timing of a liquidating distribution or that we will pay a liquidating distribution at all.

DETERMINATION OF OFFERING PRICE

The offering size equals the sum of (a) the estimated purchase price that Otis anticipates paying for the underlying asset, $4,000,000, plus (b) approximately 6.25% of such amount, or $250,000, as an upfront payment or “true-up” payable to Otis, which is intended to be reasonable compensation for Otis’ services, capital commitment and outlay (if applicable) in sourcing and acquiring the underlying asset, as well as our manager’s agreement to pay all fees, taxes, costs and expenses of, or incurred in connection with the operation of, our company. The initial price per interest was randomly determined by Otis and is calculated by dividing (a) this offering size by (b) 425,000, which is the maximum number of interests that will be sold in this offering (or issued to Otis if any remain unsold).

RISK FACTORS

The interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that our investment objectives will be achieved or that a secondary market would ever develop for our interests, whether via the Public Platform, via third-party registered broker-dealers or otherwise. The risks described in this section should not be considered an exhaustive list of the risks that prospective investors should consider before investing in our interests. Prospective investors should obtain their own legal and tax advice prior to making an investment in our interests and should be aware that an investment in our interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in our interests.

Risks Related to the Structure, Operation and Performance of our Company

Our company was recently formed, has no track record and no operating history from which you can evaluate our company or this investment.

Our company was recently formed, has not generated any revenues and has no operating history upon which prospective investors may evaluate their performance. No guarantee can be given that our company will achieve its investment objectives, the value of the underlying asset will increase or the underlying asset will be successfully monetized.

We do not expect to generate any material amount of revenues and rely on our manager to fund our operations.

We do not expect to generate any material amount of revenues or cash flow unless and until the underlying asset is sold. No profits can be realized by our investors unless the underlying asset is sold for more than we acquire it and there are sufficient funds to effectuate a distribution, or the investors sell their interests. Accordingly, we will be completely reliant on Otis to fund our operations.

The offering amount will exceed the value of the underlying asset, and, if the underlying asset is sold before it appreciates or generates income, then investors will not receive the amount of their initial investment back.

The size of this offering will exceed the purchase price of the underlying asset as at the date of this offering (as the proceeds of this offering in excess of the purchase price of the underlying asset will be used to repay advances to our manager and make the true-up payment). If the underlying asset had to be sold and there had not been substantial appreciation of the underlying asset prior to such sale, there may not be sufficient proceeds from the sale of the underlying asset to repay investors the amount of their initial investment (after first paying off any liabilities on the underlying asset at the time of the sale or any additional profits in excess of this amount).

The underlying asset may be sold at a loss or at a price that results in a distribution that is below the purchase price of the interests, or no distribution at all.

Any sale of the underlying asset could be effected at an inopportune time, at a loss and or at a price that would result in a distribution of cash that is less than the price paid by investors to purchase our interests. We intend to hold the underlying asset for an extended period of time and may choose to sell the underlying asset opportunistically if market conditions are favorable, which we believe is necessary to achieve optimal returns. Although the value of the underlying asset may decline in the future, we have no current intention nor economic incentive to sell the underlying asset at a loss. In the future, we may elect to do so if we determine that such a transaction would be necessary to satisfy our fiduciary obligations to our members. Lastly, circumstances may arise that may compel us to sell the underlying asset at an inopportune time and potentially at a loss, such as if we face litigation, regulatory challenges or if Otis ceases to exist. Investors should be prepared to hold their interests for an indefinite period of time, as there can be no assurance that the interests can ever be resold or that the underlying asset can ever be sold or that any sale would occur at a price that would result in a distribution of more than the initial purchase price per interest.

The timing and potential price of a sale of the underlying asset are impossible to predict, so investors need to be prepared to own the interests for an uncertain or even indefinite period of time.

We intend to hold the underlying asset for an indefinite period, although the underlying asset will be perpetually available for sale following this offering and we will evaluate any reasonable third party offers to acquire the underlying asset. In addition, the occurrence of certain events may compel us to sell the underlying asset. Accordingly, a risk of investing in the interests is the unpredictability of the timing of a sale of the underlying asset and the unpredictability of funds being available for cash distributions, and investors should be prepared for both the possibility they will not receive a cash distribution for many years, if ever, and the contrary possibility that they may receive a cash distribution at any time following the completion of this offering. An investment in the interests is unsuitable for investors that are not prepared to hold their interests for an indefinite period of time, as there can be no assurance that the interests can ever be resold or that the underlying asset can be sold within any specific timeframe, or at all.

Our success depends in large part upon our manager and its ability to execute our business plan.

The successful operation of our company is in part dependent on the ability of our manager and asset manager to source, acquire and manage the underlying asset. As our manager has only been in existence since October 2018, it has limited operating history that would evidence its ability to source, acquire, manage and utilize the underlying asset.

The success of our company will be highly dependent on the expertise and performance of our manager and its team, its expert network and other investment professionals (which include third-party experts) to source, acquire and manage the underlying asset. There can be no assurance that these individuals will continue to be associated with our manager or asset manager. The loss of the services of one or more of these individuals could have a material adverse effect on the underlying asset, in particular, its ongoing management and use to support the investment of holders of interests.

Potential breach of the security measures of the Public Platform could have a material adverse effect on our company and the value of your investment.

The highly automated nature of the Public Platform through which potential investors acquire or transfer interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. The Public Platform processes certain confidential information about investors. While we intend to take commercially reasonable measures to protect our confidential information and maintain appropriate cybersecurity, the security measures of the Public Platform, our company, our manager, Public or our service providers (including the Broker) could be breached. Any accidental or willful security breaches or other unauthorized access to the Public Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of our manager’s and our company’s trade secrets. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the Public Platform software are exposed and exploited, the relationships between our company, investors and users could be severely damaged, and our company, our manager or Public could incur significant liability or have their attention significantly diverted from utilization of the underlying asset, which could have a material negative impact on the value of the interests or the potential for distributions to be made on the interests.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we, the third-party hosting used by the Public Platform and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause investors or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Public Platform. Any security breach, whether actual or perceived, would harm our reputation and the Public Platform, and we could lose investors and service providers. This would impair our ability to achieve our objectives.

The Public Platform is highly technical and may be at risk of malfunctioning.

The Public Platform is a complex system with components and highly complex software, and our business is dependent upon Public’s ability to prevent system interruptions to operation of the Public Platform. The Public Platform software may now, or in the future, contain undetected errors, bugs or vulnerabilities, which may only be discovered after the code has been released or may never be discovered. Problems with or limitations of the software, misconfigurations of the systems or unintended interactions between systems may cause downtime that would impact the availability of the Public Platform. The Public Platform relies on third-party datacenters for operation. If such datacenters fail, users of the Public Platform may experience downtime. Any errors, bugs, vulnerabilities or sustained or repeated outages could reduce the attractiveness of the Public Platform to investors, cause a negative experience for investors or result in negative publicity and unfavorable media coverage, damage to our reputation, loss of Public Platform users, loss of revenue, liability for damages, regulatory inquiries or other proceedings, any of which could adversely affect our business and financial results.

Our manager may sell its interests post-closing, which may result in a reduction in value of your interests if there are too many interests available and not enough demand for those interests.

Our manager may arrange for some of the interests it holds to be sold by a broker pursuant to a “10b5-1 trading plan.” Our manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests. There is a risk that a sale by our manager may result in too many interests being available for resale and the price of the relevant interests decreasing as supply outweighs demand.

Non-compliance with regulations may result in the abrupt cessation of business operations, rescission of any contracts entered into, an early termination of any interests sold or, if we were deemed to be subject to the Investment Advisers Act of 1940, as amended, or the Investment Advisers Act, the liquidation and winding up of any interests sold.

The Broker is acting as our executing broker in connection with this offering. The Broker is a registered broker-dealer under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and will be registered in each state where offering and sale of the interests will occur prior to the launch of this offering, and it is anticipated that the interests will be offered and sold only in states where the Broker is registered as a broker-dealer. If a regulatory authority determines that our manager, which is not a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities, our manager may need to stop operating, and therefore, we will not have an entity managing the underlying asset. In addition, if our manager is required to register as a broker-dealer, there is a risk that any interests offered and sold while our manager was not registered may be subject to a right of rescission, which may result in the early termination of the company.

Furthermore, we are not registered and will not be registered as an investment company under the Investment Company Act, and neither our manager nor our asset manager is or will be registered as an investment adviser under the Investment Advisers Act, and thus the interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. We and our manager have taken the position that the underlying asset is not a “security” within the meaning of the of the Investment Company Act or the Investment Advisers Act, and thus our assets will be comprised of less than 40% investment securities under the Investment Company Act, and our manager and our asset manager will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation. If we were to be required to register under the Investment Company Act or our manager were to be required to register under the Investment Advisers Act, it could have a material adverse impact on the results of operations and expenses of the company, and our manager may be forced to liquidate and wind up the company or rescind this offering.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer under Regulation A, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Unpredictable and/or uncontrollable events, such as the COVID-19 outbreak, could adversely affect our business.

Our business could be subject to unpredictable and uncontrollable events, such as earthquakes, power shortages, telecommunications failures, water shortages, floods, hurricanes, typhoons, fires, extreme weather conditions, medical epidemics or pandemics, such as the COVID-19 outbreak, and other natural or manmade disasters or business interruptions. The occurrence of any of these business disruptions could seriously harm our operations and financial condition and increase our costs and expenses. The risk, or public perception of the risk, of a pandemic, or media coverage of infectious diseases, could adversely affect the value of the underlying asset and the financial condition of our investors or prospective investors, resulting in reduced demand for this offering and alternative asset classes generally. Moreover, an epidemic, pandemic, outbreak or other public health crisis, such as COVID-19, could adversely affect employees of Public, on which our manager relies to manage the logistics of our business. “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations if employees of Public who cannot perform their responsibilities from home are not able to report to work or carry out necessary actions related to the logistics of our business. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or the storage facility in which we lease space, which could prevent us from accessing the underlying asset. Further, risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could lead to complete or partial cessation of operations of our sourcing partners for the underlying asset.

We could be exposed to losses and/or reputational harm as a result of various claims and lawsuits incidental to the ordinary course of our business.

We may become involved in various legal proceedings, lawsuits and other claims incidental to the ordinary course of our business. We are required to assess the likelihood of any adverse judgments or outcomes in these matters, as well as potential ranges of probable or reasonably possible losses. A determination of the amount of losses, if any, to be recorded or disclosed as a result of these contingencies will be based on a careful analysis of each individual exposure with, in some cases, the assistance of outside legal counsel. The amount of losses recorded or disclosed for such contingencies may change in the future due to new developments in each matter or a change in settlement strategy.

Risks Related to Digital Assets

If there is a downturn in the digital asset industry or the economy in general, then the value of the underlying asset is likely to decrease.

Given the concentrated nature of the underlying asset, any industry downturn is likely to impact the value of the underlying asset, and consequently the value of the interests. Furthermore, as the underlying asset is a collectible item, the value may be impacted if an economic downturn occurs and there is less disposable income for individuals to invest in similar assets. In the event of a downturn in the industry, the value of the underlying asset is likely to decrease.

Digital assets and their support systems are susceptible to cyberattacks or malicious software.
The technology supporting digital assets may be the target of malicious cyberattacks or may contain exploitable flaws in its underlying code, which may result in security breaches and the loss or theft of digital assets. If the security of digital assets is compromised, users may cut back on or stop using digital assets altogether, which could seriously curtail the utilization of digital assets and cause a decline in the values of the underlying asset.
The networks, platforms and ecosystems upon which underlying asset may be used may be unsecured or exploited.
The technology supporting digital assets may be in early development stages or unproven, and there can be no assurances that the creation, transfer or storage of digital assets will be uninterrupted or fully secure. Any such interruptions or security breaches may result in a complete loss of digital assets or an unwillingness of users to access, adopt and utilize digital assets. Digital assets may be the target of malicious attacks seeking to identify and exploit weaknesses in the software or other technology, and any such attacks could result in the loss or theft of the underlying asset.
The global economy and financial markets and political conditions of various countries can adversely affect the supply of and demand for NFTs, and unpredictable and/or uncontrollable events, such as the COVID-19 outbreak, may cause a disruption in the NFT industry.

The NFT industry may be influenced by the overall strength and stability of the global economy and financial markets of various countries, although any correlation may not be immediately evident. In addition, global political conditions and world events may affect our business through their effect on the economies of various countries, as well as on the willingness of potential buyers to purchase NFTs in the wake of economic uncertainty. Accordingly, weakness in the global economy and financial markets of various countries may cause a downturn in the NFT industry, which is likely to impact the value of the underlying asset, and consequently the value of the interests.

The COVID-19 outbreak has caused unprecedented levels of global uncertainty and may impact the value of art and other collectables. We expect the COVID-19 outbreak will result in low transaction volume until confidence in the global economy is restored. The extent and duration of this disruption cannot be accurately estimated, and the NFT industry may take a significant amount of time to recover.

The volatility in prices for art and other collectibles may result in downward price pressure and adversely affect our objectives.

Volatility of demand for luxury goods as evidenced by the S&P Global Luxury index, in particular high value NFTs, may adversely affect the company’s ability to achieve its investment purpose. The NFT market has been subject to volatility in demand in recent periods. Demand for high value NFTs depends to a large extent on general, economic, political and social conditions in a given market as well as the tastes of the collector or art enthusiast community resulting in changes in the types of NFTs that are most sought after. Volatility in demand may lead to volatility in the value of NFTs, which may result in further downward price pressure and adversely affect our ability to achieve our objective of monetizing the underlying asset.

NFTs are hard to value, and any valuations obtained are not guarantees of realizable price.

As explained in the “Description of Business,” NFTs are difficult to value. Valuation of the underlying asset will be based upon the subjective approach taken by the members of our manager’s expert network, valuation experts appointed by the asset seller or other data provided by third parties (e.g., auction results and previous sales history). Our manager sources data from reputable valuation providers in the industry; however, it may rely on the accuracy of the underlying data without any means of detailed verification. Consequently, valuations may be uncertain.

The value of the underlying asset can go down as well as up. Valuations are not guarantees of realizable price and do not necessarily represent the price at which our interests may be sold on the Public Platform, and the value of the underlying asset may be materially affected by a number of factors outside of our control, including any volatility in the economic markets and the condition of the underlying asset.

Our manager relies on third-party assessments of the market for the types of assets to be acquired, or the value of the specific assets. None of these assessments have been prepared in connection with this offering circular.

Included in this offering circular are references to reports and assessments created by third parties which our manager has relied upon for determining the potential market and current value of particular assets. We have not independently verified the information contained in those reports and assessments, and none were prepared in connection with this offering circular. The references should not be taken as an endorsement of our offering by those third parties.

Data protection, security, privacy, and other measures required by government and industry may not be sufficient to prevent security breaches.
Government and industry-specific requirements seek to protect data security and data privacy and often call for companies to notify individuals of data security incidents involving certain types of personal data. Significant security breaches and similar events could erode investor or user confidence and/or bring new and potentially burdensome regulation. Security breaches, or errors in the code effectuating the ownership, transfer or use of digital assets, could limit or reduce the value or use of digital assets, and correspondingly, the value of the underlying asset therein.
Risks Related to the Underlying Asset

We may be associated with third-party liability and exposed to reputational harm as a result of wrongful actions by certain third parties.

The company will assume all of the ownership risks attached to the underlying asset, including third-party liability risks. Therefore, the company may be liable to a third party for any loss or damages incurred by it in connection with the underlying asset. This would be a loss to our company and, therefore, deductible from any income or capital proceeds payable from the related underlying asset, in turn adversely affecting the value of the company and the likelihood of any distributions being made by us.

Any harm to the brand of the artist and/or project associated with the underlying asset may adversely impact the value of the underlying asset.

The demand for the underlying asset and, therefore, the company may be influenced by the general perception of the artist who created and/or project associated with the underlying asset. In addition, the artist’s or project’s business practices may result in the image and value of NFTs produced by such artist or project being damaged. This in turn may have a negative impact on the value of the underlying asset made by such artist or project and, consequently, the value of the interests of the company.

The value of the underlying asset may depend on a prior owner or association and, therefore, may be out of our control.

The value of the underlying asset may be connected with its prior ownership by, or association with, a certain person or group or in connection with certain pop culture events or films. In the event that such person or group loses public affection, then this may adversely impact the value of the underlying asset and, therefore, the company.

Title or authenticity claims on the underlying asset may diminish value of the underlying asset.

There is no guarantee that the underlying asset will be free of any claims regarding title and authenticity (e.g., counterfeit or previously stolen), or that such claims may arise after acquisition of the underlying asset. We may not have complete ownership history for the underlying asset. In the event of a title or authenticity claim against us, we may not have recourse against the asset seller or the benefit of insurance, and the value of the underlying asset and the company may be diminished.

Forced sale of the underlying asset at a lower value than when the underlying asset was first acquired may diminish the value of the company.

We may be forced to sell the underlying asset (e.g., upon the bankruptcy of our manager), and such a sale may occur at an inopportune time or at a lower value than when the underlying asset was first acquired or at a lower price than the aggregate of costs to purchase the underlying asset and true-up payment to Otis. In such circumstances, the capital proceeds obtained for the underlying asset and, therefore, the return available to investors may be lower than could have been obtained if the underlying asset continued to be held by us and sold at a later date.

If we are unable to liquidate the underlying asset at a time when we desire to do so or at all, investors may not receive any return on their investment and may lose their entire investment.

Our strategy is to acquire the underlying asset, hold such asset for an indefinite period of time and then sell such asset at a premium over our acquisition price so that investors in our company can make a return on their investment. However, we will pay Otis, out of the proceeds of this offering, a true-up payment to cover expenses incurred in the acquisition of the underlying asset and grant additional equity to Otis for management of the underlying asset and the provision of administrative services. If we are unable to liquidate an asset at a time when we desire to do so or at all, the true-up and dilution may reduce any return that an investor may hope to make.

The recording of ownership and transfer of digital assets may require reliance on third parties or on peer-to-peer, open-source applications.
Digital assets may be maintained on a centralized server, a federalized system of servers or an open peer-to-peer network. Digital assets may rely on a single technology provider or on consensus among independent network participants as to the code or hardware resources used to maintain the digital assets (including to record their transfer, ownership, and/or use). Our company cannot prevent, or foresee, problems that may arise with the technology providers involved in supporting the NFTs constituting the underlying asset. Our company does not, and cannot, guarantee the continued usability of any digital assets. Interruptions or terminations of functionality related to digital assets (including the capacity to verify and transfer ownership thereof) could completely (or substantially) reduce the value of the underlying asset.
The underlying asset is dependent upon a “smart contract,” which has both technological and governance risks.
The underlying asset relies upon a “smart contract” written to the Ethereum blockchain. Because the Ethereum blockchain is an open-source, public, distributed ledger that is secured using cryptography, malicious users may freely view, access and interact with key components of the networks on this blockchain. Thus, malicious users will be able to freely access this code in ways that could allow them to alter the smart contract and steal or otherwise affect digital asset transactions. Due to the decentralized nature and governance structure of the Ethereum network, no central authority or system administrator exists with the power to preclude all potentially adverse changes to the network’s current protocols.

Digital assets are subject to risks of loss and theft that differ from physical assets, including vulnerability to scams such as phishing. Information required to own, control and trade the NFTs constituting the underlying asset may be lost, altered or obtained by third parties.
Distributed ledgers are used to record transfers of ownership of digital assets, including, without limitation, NFTs, which are custodied, or “held,” in digital wallets, or “wallets,” and are solely represented by ledger balances and secured by cryptographic key pairs, a public key for transfers into the respective cryptographic wallet and a private key for accessing the subject cryptographic wallet and managing the digital assets held therein. Only the public key address will be generally exposed to the public on the respective distributed ledger. The associated private key is necessary to affect the sale or transfer of digital assets and, as such, is meant to be kept private. Once a wallet is created, a randomly generated 12-word seed phrase is given that is needed to access the wallet on another device. On the initial device or additional devices if the seed phrase is held, wallets are accessed via device-specific passwords.
As such, digital assets are vulnerable to loss. Particularly, if our manager (or other custodian, as applicable) loses the seed phrase and is also unable to access a wallet via device-specific password, any digital assets held in such wallet will be permanently lost. While our manager intends to employ commercially reasonable measures to prevent any such loss, there is no guarantee that such a loss will not occur.
Similarly, digital assets may also be as vulnerable to cyber theft as a traditional online brokerage account would be. In particular, if our manager (or other custodian, as applicable) is hacked and any one or more of the private keys or the seed phrase are stolen, the thief could transfer the digital assets to its own account and/or sell such digital assets (as applicable). Further, while our manager intends to employ commercially reasonable measures to prevent any such data breach, there is no guarantee that such a data breach will not occur and/or that if such a breach were to occur that it could be detected in time to prevent the unauthorized sale/transfer/use of the affected digital assets.
Additionally, scammers may use various platforms to perpetrate phishing scams, including hacking platform accounts of individuals affiliated with digital asset projects. These phishing scams may include links to websites or harmful code or smart contracts that could be used to steal digital assets. Our manager and our company will avoid interacting with interacting with any such communications until the information contained in any such communications is verified as legitimate by multiple trustworthy sources.
Our manager (and/or our company) may use a custodian to maintain the private information that is used to control the underlying asset. In such cases, the information may be lost or modified by the custodian, leading to a complete loss of the underlying asset. Similarly, if a third party obtains access to the private information used to control the underlying asset held with a custodian, the complete loss of the underlying asset may result.
The NFTs constituting the underlying asset may be custodied with one or more digital asset exchanges, some of which have experienced security incidents in which assets held in custody were misappropriated or lost, and the owners of those assets had little or no effective recourse or recovery. Any NFTs constituting the underlying asset so custodied could be misappropriated or lost as a result of similar security incidents. Any such event could lead to the complete loss of the related NFT.
See “The Underlying Asset—Storage” for a description of our manager’s security and storage protocols for digital assets.
Digital asset transactions may be irreversible, and, accordingly, losses due to fraudulent or accidental transactions or technology failures in our manager’s wallet may not be recoverable.
Digital assets are bearer assets, with whoever holds the asset being the owner. Accordingly, digital asset transactions may be irreversible, and our manager may irreversibly lose the underlying asset in a variety of circumstances, including in connection with fraudulent or accidental transactions, technology failures in wallet software or cyber-security breaches. Losses due to fraudulent or accidental transactions may not be recoverable.
There is currently no insurance available for NFTs.

There is currently no insurance available for NFTs, and insurance may never be available from traditional providers, so our manager self-insures the underlying asset on behalf of our company. Accordingly, until traditional insurance is available for NFTs, protection of NFTs through insurance is solely dependent on our manager, and thus dependent on the expertise and performance of our manager and its team. See “The Underlying Asset—Insurance” for a description of how our manager self-insures NFTs.
There is no guarantee that digital assets will hold their value or increase in value, and you may lose the amount of your investment in whole or in part.
Digital assets are highly speculative, and any return on an investment is contingent upon numerous circumstances, many of which (including legal and regulatory conditions) are beyond our control. There is no assurance that investors will realize any return on their investments or that their entire investment will not be lost.
In particular, digital assets are a new and relatively untested asset class. There is considerable uncertainty about their long-term viability, which could be affected by a variety of factors, including many market-based factors such as economic growth and others. In addition, the success of digital assets will depend on whether blockchain and other new technologies related to such assets turn out to be useful and economically viable.
The prices of digital assets are extremely volatile, and the value of the underlying asset, and consequently the value of the company and the amount of distributions made to holders of interests, may be materially adversely affected as a result. Volatility in the prices of digital assets may adversely affect our company’s trade and investment decisions.
Because digital assets are relatively new products and technologies with, in many cases, limited commercial adoption, a significant portion of their demand may be generated by speculators and investors seeking to profit from the short- or long-term holding of such assets. Consequently, most digital assets have been subject to a high degree of price volatility, which could adversely affect our company’s ability to invest or trade profitably in the NFTs constituting the underlying asset. Our company may sell NFTs constituting the underlying asset at a substantial discount to obtain cash during periods of significant market volatility or price declines. Moreover, the price paid by our company for any NFTs constituting underlying asset may not be indicative of, and may be substantially greater than, prices that will prevail in any trading market that may develop or that has developed for such underlying asset.
The volatility and unpredictability of the price of digital assets relative to fiat and other currency may result in significant loss over a short period of time. The prices of digital assets and cryptocurrencies, such as Bitcoin and Ethereum, have historically been subject to dramatic fluctuations, and are highly volatile, and the market price of the underlying asset may also be highly volatile, which in turn may result in a decline in value of the company and the amount of distributions made to holders of interests in the company. Several factors may influence the market price of underlying asset, including, but not limited to:
●    the availability of an exchange or other trading platform for digital assets;
●    general adoption of online digital asset exchanges and digital wallets that hold digital assets, the perception that the use and holding of digital assets as safe and secure and the regulatory restrictions on their use;
●    changes in the software, software requirements or hardware requirements underlying any digital assets;
●    currency exchange rates, including the rates at which digital assets may be exchanged for fiat currencies;
●    government-backed currency withdrawal and deposit policies of digital asset exchanges;
●    interruptions in service from or failures of a major digital asset exchange on which digital assets are traded;
●    investment and trading activities of large purchasers, including private and registered funds, that may directly or indirectly invest in digital assets;
●    coordinated algorithmic behavior, including trading, by a large pool of small digital token holders;

●    monetary policies of governments, trade restrictions, currency devaluations and revaluations;
●    regulatory measures, if any, that affect the use or holding of digital assets;
●    global or regional political, economic or financial events and situations; and
●    expectations among participants that the value of digital assets will soon change.
In addition, decreases in the price of even a single other digital asset may cause volatility in the entire digital asset industry and may affect the value of other digital assets, including the underlying asset. For example, a security breach or any other incident or set of circumstances that affects purchaser or user confidence in Ethereum or another well-known cryptocurrency such as Bitcoin may affect the industry as a whole and may also cause the price of other digital assets, including, without limitation, NFTs, to fluctuate.
Trading digital assets is dependent upon third parties, and transaction, storage and related costs may vary and may adversely affect our company’s performance.
Trading and investment strategies involving digital assets are dependent on third parties that provide storage, market access, security and other important services. Fees for such services, as well as other transaction costs, may vary greatly, may influence trading and investing strategies and may substantially reduce our company’s returns.
There can be no assurance that the market for NFTs will be sustained, which may materially adversely affect the value of NFTs, and consequently the value of the company and the amount of distributions made to holders of interests.
The market for NFTs, whether digital art or otherwise, is still nascent and may not be sustained. If the market for NFTs is not sustained, it may be difficult or impossible for us to resell the underlying asset, or to sell at a desirable price. The volatility and unpredictability of the price of NFTs relative to fiat and other currency may result in significant loss over a short period of time. The prices of NFTs have already been subject to dramatic fluctuations, and are highly volatile, which in turn may result in a decline in value of the company and the amount of distributions made to holders of interests in the company.
The Ethereum blockchain on which ownership of the underlying asset is recorded may be the target of malicious cyberattacks or may contain exploitable flaws in its underlying code, which may result in security breaches or the loss, decline in value or theft of the underlying asset.
The underlying asset relies on the Ethereum blockchain to operate. As a result, the underlying asset is subject to a number of reliability and security risks attendant to blockchain and distributed ledger technology, including malicious attacks seeking to identify and exploit weaknesses in the software.
Such attacks may materially and adversely affect the Ethereum blockchain, which may in turn materially and adversely affect the transfer or storage of the underlying asset. As a result of these and other risks of malicious attacks, there can be no assurances that the transfer or storage of the underlying asset will be uninterrupted or fully secure. Any such interruption or security failure may result in impermissible transfers, decline in value or a complete loss of the underlying asset.
The technology underlying blockchain technology is subject to a number of known and unknown technological challenges and risks that result in decline in value of the underlying asset.

The blockchain technology used in connection with digital assets, which is sometimes referred to as “distributed ledger technology,” is a relatively new, untested and evolving technology. It represents a novel combination of several concepts, including a publicly available database or ledger that represents the total ownership of digital assets at any one time, novel methods of authenticating transactions using cryptography across distributed network nodes that permit decentralization by eliminating the need for a central clearinghouse while guaranteeing that transactions are irreversible and consistent, differing methods of incentivizing this authentication by the use of blocks of new tokens issued as rewards for the validator of each new block or transaction fees paid by participants in a transaction to validators and hard limits on the aggregate amount of digital assets that may be issued. As a result of the new and untested nature of blockchain technology, digital assets are vulnerable to risks and challenges, both foreseen and unforeseen. Examples of these risks and challenges include:
●    The Ethereum blockchain may either increase or decrease the incentive payments required to complete transactions on the Ethereum blockchain, which could materially and adversely affect the transfer or storage of the underlying asset. Because our manager plans to pay the cost of Ethereum transaction fees for transfers of the underlying asset, this could also materially and adversely affect the business of our manager. In addition, changes could also reduce the number of validators on the Ethereum blockchain, which could possibly leave the Ethereum blockchain increasingly vulnerable to a so-called “51% attack.”
●    The expansion of the Ethereum blockchain and effecting the creation, transfer and storage of digital assets, which currently relies on a “proof-of-work” consensus protocol system whereby blocks are awarded based on the solving of computationally difficult problems, has resulted in Ethereum validators using increasing amounts of energy that may be unsustainable as the system continues to grow, and which may draw unfavorable regulatory attention. Further, when or if the Ethereum blockchain switches to either a hybrid “proof-of-work and proof-of-stake” or “proof-of-stake” consensus protocol system, an Ethereum-wide change to its consensus protocol may present additional risks. For example, transactions in digital assets may not be processed as presently contemplated in the period of time during or after the switch in consensus protocols, which may materially and adversely affect the transfer or storage of the underlying asset.
Although there may be solutions that have been proposed and implemented to these and other challenges facing various digital assets, the effectiveness of these solutions has not been proven. Further, other challenges may arise in the future that we cannot predict. For example, advances in cryptography and/or technical advances, such as the development of quantum computing, could present risks to the current digital assets by undermining or vitiating the cryptographic consensus mechanism that underpins the Ethereum blockchain protocol. Similarly, legislatures and regulatory agencies could prohibit the use of current and/or future cryptographic protocols which could result in a significant loss of value or the termination of digital assets. Accordingly, the further development and future viability of digital assets in general is uncertain, and unknown challenges may prevent their wider adoption.
The technology underlying blockchain technology is subject to a number of industry-wide challenges and risks relating to consumer acceptance of blockchain technology. The slowing or stopping of the development or acceptance of blockchain networks and blockchain assets would have a material adverse effect on the value of the underlying asset, and consequently the value of the company and the amount of distributions made to holders of interests.
The growth of the blockchain industry in general, as well as the Ethereum blockchain on which the underlying asset relies, is subject to a high degree of uncertainty regarding consumer adoption and long-term development. The factors affecting the further development of the blockchain and digital asset industry include, without limitation:
●    worldwide growth in the adoption and use of digital assets and other blockchain technologies;
●    government and quasi-government regulation of digital assets and their use, or restrictions on or regulation of access to and operation of blockchain networks or similar systems;
●    the maintenance and development of the open-source software protocol of blockchain networks;

●    changes in consumer demographics and public tastes and preferences;
●    the availability and popularity of other forms or methods of buying and selling goods and services, or trading assets, including new means of using government-backed currencies or existing networks;
●    the extent to which current interest in digital assets represents a speculative “bubble”;
●    general economic conditions in the United States and the world;
●    the regulatory environment relating to digital assets and blockchains; and
●    a decline in the popularity or acceptance of digital assets or other blockchain-based tokens.
The digital asset industry as a whole has been characterized by rapid changes and innovations and is constantly evolving. Although it has experienced significant growth in recent years, the slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks and blockchain assets may deter or delay the acceptance and adoption of digital assets. In particular, the slowing or stopping of the development, general acceptance and adoption and usage of the ERC-721 protocol may deter or delay the acceptance and adoption of NFTs created using this protocol.
The slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks and/or blockchain assets generally or the ERC-721 protocol in particular may adversely impact the value of the underlying asset, as well as decrease the likelihood of any distributions being made by us to the investors. The value of the underlying asset depends on general acceptance and adoption and usage of the applicable blockchain network in that demand depends on ability to readily access the applicable network. For example, the slowing or stopping of general acceptance of the ERC-721 protocol could cause platforms such as OpenSea and Nifty Gateway to cease supporting the protocol, which in turn could reduce demand for NFTs based on such protocol and result in a decline or complete loss in value of the underlying asset.
The value of digital art NFTs relies in part on the development, general acceptance and adoption and usage of blockchain assets, rather than solely on the digital artwork itself.
Digital art NFTs are a means to establish proof of ownership of digital art through cryptographic key pairs, the public key of the creator(s) or artist(s) who created the digital artwork and the private key of the holder representing a verified instance (whether unique or part of a series) of that digital artwork. The purchase of a digital art NFT gives the holder the right to hold, transfer and/or sell the NFT. The NFT does not, itself, necessarily include any physical manifestation of the digital art, although some NFTs may be destroyed, or “burned,” in exchange for receipt of physical art. The value of digital art NFTs is derived from the cryptographic record of ownership, rather than solely on the digital artwork itself; a digital artwork originated as an NFT (i.e., the actual file or files constituting the artwork of which ownership is represented by an NFT) may have no value absent the NFT, depending on what other rights were conveyed with the NFT, for example a copyright interest that could be transferred separate from the NFT. Thus, the value of the digital art NFT relies in part on the continued development, general acceptance and adoption and usage of the applicable blockchain.
The Ethereum blockchain network on which the ERC-721 protocol is based, and thus ownership and transfer of the underlying asses is recorded, utilizes code that is subject to change at any time. These changes may have unintended consequences for the underlying asset.
The underlying asset is built as ERC-721 tokens recorded on the Ethereum blockchain. In addition to the aforementioned risks regarding development and acceptance of blockchain networks or the price of blockchain assets that may negatively affect the Ethereum network, other changes, such as upgrades to Ethereum’s blockchain, a hard fork in Ethereum or a change in how transactions are confirmed on the Ethereum blockchain, may have unintended, adverse effects on NFTs built under the ERC-721 standard. Any such changes to the Ethereum network could negatively affect the value of the underlying asset.

Forks may be implemented on the Ethereum blockchain in a manner that may affect the value of the underlying asset, and may ultimately result in duplicate records of the underlying asset.
Third-party groups or individuals involved in the network may at any time propose upgrades or changes to the open-source software underlying the Ethereum blockchain that can result in prolonged “forks” in the Ethereum blockchain. While we do not believe that these changes present significant risks to the underlying asset, there is, however, a possibility that these changes could result in disagreements regarding which record of an NFT should be recognized as legitimate. Our manager would publicly disclaim such a duplicate record as legitimate and work with the community to ensure adoption of only the original record.
Risks Related to the Underlying Asset in Connection with Applicable Laws
As digital assets have grown in popularity and in market size, federal and state agencies have begun to take interest in, and in some cases regulate, their use and operation.
In the case of digital assets, state regulators like the New York Department of Financial Services have created detailed regulatory frameworks which may be costly and time consuming should our company be required to comply with them. Others, as in Texas, have published guidance on how their existing regulatory regimes apply to certain digital assets. Some states, such as New Hampshire, North Carolina and Washington, have amended their statutes to include digital assets under existing licensing regimes. Treatment of digital assets continues to evolve under federal law as well. The Department of the Treasury, the Commission and the Commodity Futures Trading Commission (the “CFTC”), for example, have published guidance on the treatment of digital assets. The Internal Revenue Service (the “IRS”) released guidance treating digital assets as property that is not currency for U.S. federal income tax purposes, although it is unclear at this time whether courts or other federal or state regulators will follow this classification. Both federal and state agencies have instituted enforcement actions against those violating their interpretation of existing laws.
The regulation of non-currency use of digital assets is also uncertain. The CFTC has publicly taken the position that certain digital assets are commodities, and the Commission has issued public reports and statements stating that federal securities laws require treating many digital assets as securities. To the extent that a domestic government or quasi-governmental agency exerts regulatory authority over digital assets, the value of the underlying asset or the returns from the trading and investment strategies pursued by our company may be materially and adversely affected.
A particular digital asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty, and if we are unable to properly characterize a digital asset, we may be subject to regulatory scrutiny, investigations, fines and other penalties, which may adversely affect our business, operating results, and financial condition.

The Commission and its staff have taken the position that certain digital assets fall within the definition of a “security” under U.S. federal securities laws. The legal test for determining whether any given digital asset is a security is a highly complex, case-specific and fact-driven analysis that evolves over time, and the outcome is difficult to predict. The Commission generally does not provide advance guidance or confirmation on the status of any particular digital asset as a security or non-security. Furthermore, the Commission’s views in this area have evolved over time, and it is difficult to predict the direction or timing of any continuing evolution. The Commission has previously acknowledged that, over time, a security may become a non-security, and vice versa. It is also possible that a change in the governing administration or the appointment of new Commission staff commissioners could substantially impact the views of the Commission and its staff. Public statements by senior officials at the Commission indicate that the Commission does not intend to take the position that Bitcoin or Ethereum are securities (in their current form). Bitcoin and Ethereum are the only digital assets as to which senior officials at the Commission have publicly expressed such a view. Moreover, such statements are not official policy statements by the Commission and reflect only the speakers’ views, which are not binding on the Commission or any other regulatory agency or court and cannot be generalized to any other digital asset. With respect to all other digital assets, there is currently no certainty under the applicable legal test that such assets are not securities, notwithstanding the conclusions we may draw based on our judgement regarding the likelihood that a particular digital asset could be deemed a “security” under applicable laws. Similarly, though the Commission’s Strategic Hub for Innovation and Financial Technology published a framework for analyzing whether any given digital asset is a security in April 2019, this framework is also not a rule, regulation or statement of the Commission and is not binding on the Commission.
As such, we have developed specific policies and procedures to analyze whether each digital asset that we seek to purchase could be deemed to be a “security” under applicable laws. Our policies and procedures do not constitute a legal standard, but rather represent our judgement, which permits us to make a risk-based assessment regarding the likelihood that a particular digital asset could be deemed a “security” under applicable laws. Regardless of our conclusions, we could be subject to legal or regulatory action in the event the Commission, a foreign regulatory authority or a court were to determine that a digital asset currently held is a “security” under applicable laws.
We believe that our process reflects a comprehensive and reasonable analysis based on available guidance and precedent that is designed to facilitate consistent application of available legal guidance to digital assets to facilitate informed risk-based business judgment. However, we recognize that the application of securities laws to the specific facts and circumstances of digital assets may be complex and subject to change, and that any determination by our company to purchase an asset does not guarantee any conclusion under the U.S. federal securities laws. We expect our views to continuously evolve to take into account case law, facts and developments in technology.
A determination by the Commission, a foreign regulatory authority or a court that an asset that we currently hold constitutes a security may also result in us determining that it is advisable to dispose of assets that have similar characteristics to the asset that was determined to be a security.
Further, if any digital asset we hold is deemed to be a security under any U.S. federal, state or foreign jurisdiction, or in a proceeding in a court of law or otherwise, it may have adverse consequences for such digital asset.
Our company and/or our manager could be subject to costly and time-consuming registration requirements.

Because our company holds the position that it will endeavor to invest in and hold assets that it believes are likely not to be considered securities under the Investment Company Act, our company is not registered, and does not expect to be registered, as an “investment company” under the Investment Company Act. See “Description of Business–Investment Company Act Considerations” for additional information. Because this offering has not been registered under the Securities Act and our company is not registered under the Investment Company Act, investors are not afforded certain statutory and regulatory protections typically afforded to investors in offerings or entities that are registered under such laws. Our company understands that its determination that the NFTs constituting the underlying asset are not likely to be considered securities may not be shared by regulatory authorities or courts. Our company’s views do not constitute a legal standard or determination binding on any regulatory authority. Due to our company’s inability to make a binding determination, our company’s operations may be subject to recurring scrutiny, and it is possible that a regulatory authority may disagree with our company’s determination of a certain asset’s status under applicable securities laws.
If, however, our company was to be deemed an investment company, either because of Commission interpretational changes, our company’s own determination, or otherwise, we could, among other things, be required either (i) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (ii) to register as an investment company, either of which could have an adverse effect on us and the market price of our interests. For example, our company could be forced to seek to redeem many of our interest holders in order to stay below the 100-beneficial owner threshold required by the Section 3(c)(1) exemption from “investment company” provided in the Investment Company Act, or to seek to redeem all of its interest holders who do not meet the “qualified purchaser” threshold required by Section 3(c)(7).
In addition, our company may face the risk of significant intervention by regulatory authorities, including extended investigation and surveillance activity, imposition of burdensome operational requirements, adoption of costly or restrictive new regulations and judicial or administrative proceedings that may result in substantial penalties. Among other things, our company and/or our manager could be fined or be prohibited from engaging in some of our company’s business activities, such as reliance on affiliates for services.
Neither our company nor our manager are currently or will be registered under the Investment Advisers Act. Our manager believes that the NFTs constituting the underlying asset will likely not be considered securities and that, consequently, our manager will not be offering investment advice to our company with respect to securities. However, neither our company nor our manager has received any oral or written assurance from the Commission supporting this position, nor has our company or our manager received any third-party legal opinion as to the matters in the preceding sentence. If the Commission does not agree with our manager’s position, our manager may be required to become registered under the Investment Advisers Act as an investment adviser or to file as an exempt reporting adviser. In such event, our manager could become subject to additional regulatory and compliance requirements associated with such legislation. Any such additional requirements may be costly and burdensome to our manager and/or our company and could result in the imposition of restrictions and limitations on the operations of our company and/or the disclosure of information to U.S. regulatory authorities regarding the operations of our company.
If our manager was required to become a registered investment adviser, that registration could significantly hinder current operations of our company and our manager. For example, registration would require that all assets under our manager’s advisement be audited on at least an annual basis. Our manager currently does not owe our company or its underlying investors a fiduciary duty, which would not be the case if our manager were to become a registered investment adviser or was required to seek an exemption therefrom. Further, currently, our manager is able to receive an asset management and administrative services fee from our company, which may not be considered a “qualified client” as defined by the Investment Advisers Act; registration may therefore severely limit the ability to receive this fee, which our manager currently relies upon in part for its future revenues.
The underlying asset may not be registered with any U.S. state or federal securities or commodities regulators.

The NFTs constituting the underlying asset may be securities even if they are not being treated as such by the companies that issue them and, if applicable, by the exchanges on which they trade. This means that our company will not be provided the full set of protections that registration or associated regulations under the Exchange Act would otherwise provide with respect to trading and investment in the underlying asset. Because of enforcement and other regulatory considerations, exchanges on which the NFTs constituting the underlying asset are traded may need to make significant changes with respect to how the NFTs constituting the underlying asset are structured, purchased and sold, which could decrease their value or liquidity. Enforcement actions, the risk thereof and/or other regulatory actions may also reduce or eliminate the availability of information through public pricing sources on the value of the NFTs constituting the underlying asset, and our company may then be required to increasingly use its own subjective judgment in valuing the underlying asset, in response to such changes.
Our company will trade the NFTs constituting the underlying asset on non-regulated platforms.
When ready to liquidate the NFTs constituting the underlying asset, our company will utilize platforms that are not registered with the Commission as securities exchanges or alternative trading systems. Thus, transactions in the NFTs constituting the underlying asset will not be eligible for the various protections afforded to transactions made through Commission-registered entities. The Commission will not have reviewed or approved the standards of the platforms on which our company trades and invests, nor will the Commission have reviewed or approved the digital assets that our company may trade or invest in. Standards applicable to registered securities exchanges, registered broker-dealers and other Commission registrants will not apply to the platforms our company will use (and similarly, the standards applicable to registered-exchange-listed products will not apply to the underlying asset). The Commission will also not have reviewed the trading protocols used by these platforms, which determine how orders interact and execute, and access to such platforms’ trading services may not be the same for all users, including our company. Additionally, some of these platforms may offer order books with updated bid and ask pricing and data about executions on the system, but such information may not have the same integrity as that provided by U.S. national securities exchanges.
Changes in international, federal, state or local laws could impact the value of the underlying asset.
Legislative and regulatory changes or actions at the state, federal or international level may adversely affect the value, use or the transferability of the underlying asset. It is difficult to predict how or whether regulatory agencies may apply existing or new regulation with respect to digital assets or distributed-ledger-related technology and its applications. Further, it is difficult to predict how or whether legislatures or regulatory agencies may implement changes to law and regulation affecting cryptocurrency or distributed ledger technology and its applications. Regulatory actions could negatively impact the underlying asset, including, for example, through a determination that the NFTs constituting the underlying asset are regulated financial instruments required to be registered with the appropriate regulatory agency.
The underlying asset may be subject to non-U.S. regulation.
The regulatory risks described herein primarily take into consideration U.S. law. It is possible, however, that the NFTs constituting the underlying asset may also be sold or resold outside the U.S., which could subject our company to non-U.S. legal requirements, which could be significant. Non-U.S. regulation could lead to the same types of changes and outcomes described above with respect to U.S. regulation, and any of these outcomes could negatively affect the value of the underlying asset and/or cause our company to substantially modify or divest the underlying assets or alter its investment strategy. In addition, uncertainties regarding the accounting and tax treatment of the acquisition, holding and/or disposition of digital assets could have a material adverse effect on our company.
Our company may be subject to litigation or other legal proceedings.

Investment businesses are, in general, comprehensively and intensively regulated under state and federal laws and regulations. Any investigation, litigation, arbitration or other proceeding undertaken by state or federal regulatory agencies or private parties could require spending material amounts for legal and other costs and could have other materially adverse consequences for our company. Furthermore, legal disputes involving any or all of our company, our manager or any of their affiliates may arise from our company’s activities and investments, particularly if one or more of our company’s investments encounter financial or other difficulties during the life of our company. Our company cannot assure investors that it will not be subject to such proceedings, which could have a material adverse impact on our company.
Risks Related to Potential Conflicts of Interest

Our operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of our manager.

Our operating agreement provides that our manager, in exercising its rights in its capacity as manager, will be entitled to consider only such interests and factors as it desires, including its own interests; will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors; and will not be subject to any different standards imposed by our operating agreement, the LLC Act or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

We do not have a conflicts of interest policy.

Our company, our manager, Public and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than our company, these actions could have a negative impact on our financial performance and, consequently, on distributions to investors and the value of the interests of the company. We have not adopted, and do not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Conflicts may exist among our manager, our asset manager, Public and their respective employees or affiliates.

Our manager, our asset manager and Public will engage with, on behalf of our company, a number of brokers, dealers, asset sellers, insurance companies, storage and maintenance providers and other service providers and thus may receive in-kind discounts, for example, free shipping or servicing. In such circumstances, it is likely that these in-kind discounts may be retained for the benefit of our manager, our asset manager or Public and not our company. Our manager, our asset manager or Public may be incentivized to choose a broker, dealer or asset seller based on the benefits they are to receive rather than the investor’s opinion of which is best for the company.

There may be conflicts related to potential future brokerage activity.

Our affiliate, Open to the Public, Inc., which we refer to as OTTP, is a broker-dealer registered with the Commission and FINRA as a broker-dealer and may facilitate liquidity in our interests via the Public Platform. OTTP may be entitled to receive fees based on volume of trading and volatility of the interests. Although an increased volume of trading and volatility will benefit investors as it will assist in creating a market for those wishing to transfer their interests, there is the potential that there is a divergence of interests between OTTP and investors; for instance, if the underlying asset does not appreciate in value, this will impact the price of the interests but may not adversely affect the profitability related to the brokerage activities of OTTP (i.e., OTTP would collect brokerage fees whether the price of the underlying asset increases or decreases).

There may be conflicting interests among our manager, our asset manager, Public and investors.

Our manager will determine whether or not to liquidate underlying asset, should an offer to acquire the underlying asset be received. As OTTP may receive fees on the trading volume in the interests connected with the underlying asset, they may encourage our manager to not realize such underlying asset even though investors may prefer to receive the gains from any appreciation in value of such underlying asset. Furthermore, when determining to liquidate the underlying asset, our manager will do so considering all of the circumstances at the time, which may include obtaining a price for the underlying asset that is in the best interests of a substantial majority but not all of the investors.

Our manager is the asset manager for multiple assets and may be incentivized to utilize one or more assets over the underlying asset to help popularize the Public Platform, which means of utilization may not generate as much immediate returns as other potential utilization methods.

Our manager has the ability to unilaterally amend the operating agreement. As our manager is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as manager of our company or may amend it in a way that is not beneficial for all investors. In addition, the operating agreement seeks to limit the fiduciary duties that our manager owes to its investors. Therefore, our manager is permitted to act in its own best interests rather than the best interests of the investors. See “Securities Being Offered” for more information.

Conflicts may exist between legal counsel, our company, our manager, Public and its affiliates.

Legal counsel may, in the future, render services to us or other related parties with respect to activities relating to our company as well as other unrelated activities. Legal counsel is not representing any prospective investors in connection with this offering and will not be representing interest holders of our company, although the prospective investors may rely on the opinion of legal counsel with respect to the validity of the securities, which is filed as Exhibit 12.1 to the offering statement of which this offering circular forms a part. Prospective investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in our interests.
The asset sellers set the price at which the underlying asset is sold to the company, and that price may not be based upon arms-length negotiations and may not fully reflect the value of the underlying asset, which often is difficult to determine.
The asset sellers establish the prices that our company pays for the underlying asset. Although our company and our manager intend to endeavor to determine the appropriate market price for each asset being acquired (and therefore the basis for the value of the company), these prices are often difficult to determine.
Risks Related to the Offering and Ownership of our Interests

We have not engaged an escrow agent for this offering and, therefore, do not have an independent third party holding investor funds until they are released to the company.

Typically, an escrow agent retains custody of prospective investor funds until certain conditions are met, at which time the funds would be released to our company. We have not engaged an escrow agent for this offering, so no escrow agent or other independent third party holds funds on behalf of investors until released to our company upon a closing.

Because investor funds will not be held in escrow prior to closing, subscription funds advanced by prospective investors as part of the subscription process will be commingled with the company’s operating account even if there has not yet been a closing with respect to such investors.

Prospective investors will, therefore, not have the use of such funds or receive interest thereon pending closing and may be subject to increased administrative risk, as additional administrative burdens will be placed on individuals acting on behalf of our company who may or may not have the expertise to administer funds seamlessly.

There can be no assurance that an active trading market will develop.

An active trading market for our interests may not develop or be sustained. If an active public trading market for our interests does not develop or is not sustained, it may be difficult or impossible for you to resell your interests at any price. Even if an active market does develop, the market price could decline below the amount you paid for your interests.

If an active market ever develops for our interests, the market price and trading volume may be volatile.

If the market develops for our interests, the market price of our interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, such as reports by industry analysts, investor perceptions or announcements by our competitors regarding their own performance, as well as general economic and industry conditions.

There may be state law restrictions on an investor’s ability to sell interests, making it difficult to transfer, sell or otherwise dispose of our interests.

Each state has its own securities laws, often called “blue sky” laws, which limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and govern the reporting requirements for broker-dealers and stockbrokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, the broker must be registered in that state. We do not know whether the interests being offered under this offering circular will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our interests. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our interests. Investors should consider the resale market for our interests to be limited. Investors may be unable to resell their interests, or they may be unable to resell them without the significant expense of state registration or qualification.

Investors lack voting rights, and our manager may take actions that are not in the best interests of investors.

Our manager has a unilateral ability to amend the operating agreement in certain circumstances without the consent of the investors, and investors only have limited voting rights. Investors will therefore be subject to any amendments our manager makes (if any) to the operating agreement and also any decision it makes in respect of our company which the investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions, and such amendments or decisions may not be in the best interests of all of the investors as a whole but only a limited number.

Furthermore, our manager can only be removed as manager of our company in a very limited circumstance, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with our company. Investors would therefore not be able to remove our manager merely because they did not agree, for example, with how our manager was managing the underlying asset.

Upon qualification by the Commission of the offering statement of which this offering circular is a part, we will be subject to ongoing public reporting requirements that are less rigorous than rules for more mature public companies, and our investors receive less information.

Upon qualification by the Commission of the offering statement of which this offering circular is a part, we will be required to report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for public companies reporting under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of our fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of our fiscal year.

We also may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our interests that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and investors could receive less information than they might expect to receive from more mature public companies.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under our operating agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the operating agreement.

Investors in this offering will be bound by our operating agreement, which establishes the rights of members and rules for governance of our company. Under Section 15.08 of our operating agreement, investors waive the right to a jury trial of any claim they may have against our company arising out of or relating to the operating agreement, or the action of becoming an interest holder in the company. This includes legal actions that include claims based on federal securities law. By subscribing to this offering, the investor agrees to adhere to the operating agreement, and knowingly and voluntarily waives the investor’s jury trial rights.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern the operating agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the operating agreement. You should consult legal counsel regarding the jury waiver provision before investing in this offering.

If you bring a claim against our company in connection with matters arising under the operating agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against our company. If a lawsuit is brought against our company under the operating agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the operating agreement with a jury trial. No condition, stipulation or provision of the operating agreement serves as a waiver by any member or by our company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the subscription agreement.

To participate in this offering, investors must execute the subscription agreement. Under Section 7 of the subscription agreement, investors waive the right to a jury trial of any claim they may have against our company arising out of or relating to the subscription agreement or any action taken in connection with the negotiation, administration, performance or enforcement of the subscription agreement. This includes legal actions that include claims based on federal securities law. By subscribing to this offering and executing the subscription agreement, the investor knowingly and voluntarily waives the investor’s jury trial rights.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern the subscription agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before investing in this offering.

If you bring a claim against our company in connection with matters arising under the subscription agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against our company. If a lawsuit is brought against our company under the subscription agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any member or by our company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

Our operating agreement has a forum selection provision that requires that certain disputes be resolved in the Court of Chancery of the State of Delaware, regardless of convenience or cost to interest holders.

Under Section 15.08 of our operating agreement, interest holders are required to resolve disputes related to the governance of our company in the Court of Chancery located in the State of Delaware. The forum selection provision applies to any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with our operating agreement, or the transactions authorized by the agreement, including that of the admission of interest holders.

Our operating agreement further provides that, should the Court of Chancery in the State of Delaware not have jurisdiction over the matter, the suit, action or proceeding may be brought in the appropriate federal or state court located in the State of Delaware. We intend for his forum selection provision to also apply to claims brought under federal securities law. Our company acknowledges that, for claims arising under the Exchange Act, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, requiring such matters to be heard in federal court. In contrast, Section 22 of the Securities Act provides for concurrent jurisdiction between federal and state courts for matters arising under the Securities Act.

The forum selection provision in our operating agreement may limit interest holders’ ability to obtain a favorable judicial forum for disputes with us or our manager, employees or agents, which may discourage lawsuits against us and such persons. The requirement that any action be heard in a competent court in the State of Delaware may also create additional expense for any person contemplating an action against our company, or limit the access to information to undertake such an action, further discouraging lawsuits.

It is also possible that, notwithstanding the forum selection clause included in our operating agreement, a court could rule that such a provision is inapplicable or unenforceable. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in, an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Possible changes in federal or local tax laws, or the application of existing federal or local tax laws, may result in significant variability in our results of operations and tax liability for the investor.

The Internal Revenue Code of 1986, as amended, or the Code, is subject to change by Congress, and interpretations may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the IRS, through its audit policy, announcements and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment would be limited to prospective effect. Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Furthermore, investors may reside in various tax jurisdictions throughout the world. To the extent that there are changes to tax laws or tax reporting obligations in any of these jurisdictions, such changes could adversely impact the ability and/or willingness of our clients to purchase interests. Failure to assess or pay the correct amount of tax on a transaction may expose us to claims from tax authorities.

DILUTION

Dilution means a reduction in value, control or earnings of the interests the investor owns. As additional interests are issued to our asset manager as payment for its services, interest holders will suffer dilution. The additional interests will be valued at the same price as the interests acquired by investors in the offering and will be issued in amounts equal to the total interests outstanding at the time of each such issuance. The aggregate amount of dilution suffered by interest holders will depend on the amount of time the asset manager serves in such capacity.

Our asset manager will pay no cash consideration to our company for such additional interests. As such, the average effective contribution of our asset manager for these interests will be $0.00 per interest, as compared to the public contribution in this offering of $10.00 per interest.

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

Plan of Distribution

We intend to distribute the interests exclusively through the Public Platform. Using the Public Platform, investors can review offering materials and sign legal documents electronically. Our manager is not a member firm of FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of our interests. For the avoidance of doubt, OTTP will not be involved in the offer and sale of our interests.

Each offering is being conducted under Regulation A under the Securities Act and, therefore, only offered and sold to “qualified purchasers.” For further details on the suitability requirements an investor must meet in order to participate in this offering, see “—Investor Suitability Standards.” As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “blue sky” review, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our interests are offered and sold only to “qualified purchasers” or at a time when our interests are listed on a national securities exchange. It is anticipated that sales of securities will only be made in states where the Broker is registered.

We are offering, on a best-efforts basis, the interests at a price of $10.00 per interest.

At or before the closing of this offering, our manager or its affiliates may purchase interests sold in this offering for the same price as all other investors. There are no limitations on the number of interests that may be purchased by our manager or its affiliates. In addition, the asset sellers may purchase a portion of the interests in this offering. Our manager may sell its interests from time to time after the closing of this offering. Our manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to the interests.

There is no minimum amount of subscriptions required, and the company may close the entire offering at one time or may have multiple closings. Throughout this offering circular, we have assumed multiple closings and refer to the “initial closing” as the first such closing and the “final closing” as the last such closing. Subscriptions may be accepted on a rolling basis, meaning not all investors would receive their interests on the same date. With respect to any closing, investors will be notified by email message and/or a notification through the Public Platform. Upon a closing, investor subscription funds will be transferred to our company, and investors will receive their interests. The initial closing will occur at such time as determined by our company in its sole discretion, not to be determined by the value of subscriptions, and additional closings, if any, will occur throughout the offering period as determined in the sole discretion of our company. The timing of the initial closing, any subsequent closing(s) and the final closing will be driven by demand for this offering and minimizing fixed costs associated with each closing.

A closing is expected to take a minimum of several days, and up to two weeks. For a closing, we will review the subscription documentation from prospective investors, contact prospective investors for additional information if necessary, verify information for the purposes of AML and KYC compliance then provide subscription documentation to the Broker for review. Upon completion of a satisfactory review by the Broker, a closing will occur with respect to all investors not rejected following review. Rejection may occur if the investor does not provide sufficient information to complete the transaction.

If any of the interests offered remain unsold as of the final closing, such interests shall be issued to Otis in full satisfaction of its advance, if any, and the true-up as described in this offering circular. The maximum offering period is 12 months from the date of commencement. The underlying asset will be acquired by the company following the final closing of this offering.

The interests will be issued in book-entry form without certificates.

Our manager, and not our company, will pay all of the expenses incurred in this offering and receive in exchange the true-up payment out of the proceeds of this offering.

Investor Suitability Standards

Our interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our company (in connection with this offering under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who:

1.
Has an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence;

2.
earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year;

3.
holds in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status; or

4.
is a “family client,” as defined by the Investment Advisers Act , of a family office meeting the requirements in Rule 501(a) of Regulation D and whose prospective investment in the issuer is directed by such family office pursuant to Rule 501(a) of Regulation D.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

Our interests will not be offered or sold to prospective investors subject to ERISA.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our manager and the Broker, in its capacity as broker of record for this offering, will be permitted to make a determination that the subscribers of our interests in this offering are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our interests. See “Risk Factors.”

Minimum and Maximum Investment

The minimum subscription by an investor is one (1) interest and the maximum subscription by any investor is for interests representing 20% of the total interests, although such minimum and maximum thresholds may be waived or modified by our manager in its sole discretion. In determining whether to waive or modify such minimum and maximum purchase restrictions, we may consider a variety of factors, including, but not limited to, offering demand following qualification, factors regarding the particular investor, market conditions and business developments.

Broker

Dalmore Group, LLC is acting as our executing broker in connection with the sale of our interests pursuant to a Broker-Dealer Agreement. Pursuant to the agreement, the Broker’s role in this offering is limited to serving as the broker of record, including reviewing investors (e.g., reviewing third-party “Know Your Customer” and anti-money-laundering checks), processing transactions of potential investors (e.g., reviewing investor subscription agreements to confirm participation in this offering) and coordinating with third-party providers to ensure adequate review and compliance. The Broker will have access to the subscription information provided by investors and will serve as broker of record for this offering. The Broker will not solicit any investors on our behalf, act as underwriter or provide investment advice or investment recommendations to any investor.

The Broker is a broker-dealer registered with the Commission and a member of FINRA and SIPC and will be registered in each state where the offering and sale of interests will occur, prior to the launch of this offering. The Broker will receive the Brokerage Fee but will not purchase any interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with this offering.

We agreed to indemnify the Broker and each of its affiliates and their respective representatives and agents for any loss, liability, judgment, arbitration award, settlement, damage or cost (which we refer to as losses) incurred in any third-party suit, action, claim or demand (which we refer to, collectively, as a proceeding) arising out of our breach of any provision of the Broker-Dealer Agreement, our wrongful acts or omissions or this offering to the extent not based upon a breach of the agreement by the Broker and/or the wrongful acts or omissions of the Broker or the Broker’s failure to comply with any applicable federal, state or local laws, regulators or codes in the performance of its obligations under the agreement. The Broker agreed to indemnify us and each of our affiliates and their and our representatives and agents from any losses arising out of any proceeding arising out of the Broker’s breach of the agreement or the wrongful acts or omissions of the Broker.
No Escrow Agent

There is no minimum associated with this offering, and upon acceptance of an investor’s subscription as the time of a closing, funds will be immediately available to the company.

Fees and Expenses

Our manager will pay all expenses of this offering. Therefore, the gross proceeds from this offering will equal the net proceeds from this offering.

Brokerage Fee

As compensation for providing to us the services described in the Broker-Dealer Agreement in connection with this offering, the Broker will receive a brokerage fee equal to 1% of the amount raised through this offering (which we refer to as the Brokerage Fee). The Brokerage Fee will be paid directly by our manager and will not be paid out of the proceeds of this offering.

In addition thereto, our manager will pay the Broker a one-time consulting fee of $10,000 for the provision of ongoing general consulting services related to this offering (such as coordination with third-party vendors and providing general guidance), which is due and payable following the issuance by FINRA of a no-objection letter. Further, in connection with the execution of the Broker-Dealer Agreement, our manager will pay the Broker a one-time advance payment of $5,000 for out-of-pocket expenses anticipated to be incurred by the Broker, such as costs related to preparing the FINRA filing, due diligence expenses, working with counsel to our manager and our company and other services necessary and required prior to the approval of this offering. Lastly, our manager will pay the Broker the FINRA corporate filing fee, which is passed directly from the Broker to FINRA. Our manager will not be reimbursed for payment of any such fees or expenses. Excluding the FINRA corporate filing fee, our manager anticipates paying the Broker $57,500 as part of a fully subscribed offering.

Offering Expenses

Our manager will be responsible for all expenses associated with this offering, including fees and expenses associated with qualification of this offering under Regulation A and professional and marketing expenses.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this offering circular. Except as otherwise indicated, all information contained in this offering circular is given as of the date of this offering circular. Neither the delivery of this offering circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

Following qualification by the Commission of the offering statement of which this offering circular is a part and prior to termination of the offering, we will file with the Commission an updated offering circular or offering circular supplement that may add, update or change information contained in this offering circular, depending on the facts and circumstances at the time, to provide any material new or changed information to investors. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. Additionally, we will be subject to the informational reporting requirements of the Securities Act that are applicable to companies whose securities are qualified pursuant to Tier 2 of Regulation A, and accordingly, we will file annual reports, semiannual reports and other information with the Commission. The offering statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the Commission and any offering circular supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The offering statement and all supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section on the Public Platform. The contents of the Public Platform (other than the offering statement, this offering circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.

How to Subscribe

Potential investors who are “qualified purchasers” will be required to complete a subscription agreement in order to invest in our company. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of their annual income or net worth (excluding the investor’s principal residence). Subscriptions will only be accepted through the Public Platform, where the offering circular will be made available. Potential investors who are “qualified purchasers” may subscribe to purchase our interests. Any potential investor wishing to acquire our interests must:

1.	Register as a user of the Public Platform.

2.
Execute the subscription agreement, which was pre-populated following your completion of certain questions on the Public Platform application, and if the responses remain accurate and correct, electronically sign the completed subscription agreement. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

2.
Alongside signing the subscription agreement, agree to transfer funds previously deposited into your brokerage account on the Public Platform in the amount equal to the purchase price for interests you have applied to subscribe for (as set out on the front page of your subscription agreement) as further described on the Public Platform. Funds will be transferred if your subscription agreement is accepted by our manager and following the closing with respect to your subscription.

We recommend that you consult with your tax, legal and financial advisors to determine whether an investment in our interests is suitable for you.

Thereafter, your subscription will be reviewed by us and the Broker:

1.
Our manager and the Broker will review the subscription documentation completed and signed by you. You may be asked to provide additional information. Our manager will contact you directly if required.

2.
We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw this offering at any time prior to closing. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. Our manager accepts subscriptions on a first come, first served basis subject to the right to reject or reduce subscriptions. If all or a part of your subscription is approved, then the number of interests you are entitled to subscribe for will be issued to you upon the closing.

By executing the subscription agreement, you agree to be bound by the terms of the subscription agreement and operating agreement. Our company, our manager, Public and the Broker will rely on the information you provide in the subscription agreement, including the supplemental information you provide in order for our manager and the Broker to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued the interests, please notify our manager immediately using the contact details set out in the subscription agreement.

For further information on the subscription process, please contact our manager using the contact details set out in the “Where You Can Find Additional Information” section.

If a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts by prospective investors will be returned promptly to them, without interest or deductions. Any costs and expenses associated with a terminated offering will be borne by our manager.

Waiver of Right to Trial by Jury

The subscription agreement provides that you waive the right to a jury trial for any claim you may have against us arising out of, or relating to, the subscription agreement or any action taken in connection with the negotiation, administration, performance or enforcement of the subscription agreement, which could include claims under federal securities law. By subscribing to this offering and executing the subscription agreement, you warrant that you have reviewed this waiver, and knowingly and voluntarily waive your jury trial rights. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. For the avoidance of doubt, by subscribing to this offering and executing the subscription agreement, you are not waiving our company’s compliance with federal securities laws and the rules and regulations promulgated under those laws.

No Refunds

Except in the case of this offering being terminated without a closing, or a prospective investor’s subscription not being accepted or being cut back due to oversubscription or otherwise, there will be no refunds.

Selling Restrictions

The following sections contain notices to prospective investors in the stated countries and regions.

Canada

The offering of interests in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the interests may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligation. Any offer and sale of the interests in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the interests are offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

Any resale of the interests by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the interests outside of Canada.

Upon receipt of this offering circular, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

European Economic Area

This offering circular has been prepared on the basis that offers of the interests in any member state of the European Economic Area, or an EEA Member State, will be made pursuant to an exemption under Article 1(4) of Regulation (EU) 2017/1129, or the Prospectus Regulation. Accordingly, any person making or intending to make an offer in an EEA Member State of the interests may only do so in circumstances in which no obligation arises for our company or our manager to publish a prospectus pursuant to Article 3(1) of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer. Neither we nor our manager has authorized the making of any offer of the interests in circumstances in which an obligation arises for the publication of a prospectus or a supplement for such offer has authorized the making of any offer of the interests in circumstances in which an obligation arises for the publication of a prospectus or a supplement for such offer in circumstances in which an obligation arises for the publication of a prospectus or a supplement for such offer.

In relation to each EEA Member State, no interests have been or will be offered pursuant to this offering circular to the public in that EEA Member State, except that offers of the interests to the public may be made in that EEA Member State: (a) to any legal entity that is a qualified investor as defined in Article 2(e) of the Prospectus Regulation, or a Qualified Investor; (b) to fewer than 150 natural or legal persons (other than Qualified Investors) in that EEA Member State, subject to obtaining the prior consent of our manager; or (c) in any circumstances falling within Article 1(4) of the Prospectus Regulation; provided that no such offer of interests shall require the publication of a prospectus pursuant to Article 3 of the Prospectus Regulation or require a prospectus to be supplemented pursuant to Article 23 of the Prospectus Regulation.

For purposes of the foregoing restrictions: (a) the expression an “offer to the public” in relation to the interests in any EEA Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the interests so as to enable an investor to decide to purchase or subscribe for the interests, and (b) the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

This offering circular is for distribution only to, and is directed only at, persons who (a) are outside the United Kingdom; (b) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order; (c) are persons falling within Article 43(2) of the Order; (d) are persons falling within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Order; or (v) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA) in connection with the issue or sale of any interests may otherwise lawfully be communicated or caused to be communicated (we refer to all such persons in (a), (b), (c) and (d) together as relevant persons). This offering circular is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this offering circular relates is available only to relevant persons and will be engaged in only with relevant persons.

Our manager has represented, warranted and agreed that: (a) it has only communicated, or caused to be communicated, and will only communicate, or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the interests in circumstances in which Section 21(1) of the FSMA does not apply to our company; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the interests in, from or otherwise involving the United Kingdom.

Switzerland

The interests may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This offering circular has been prepared without regard to the disclosure standards for issuance prospectuses under Article 652a or Article 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under Article 27 ff. of the SIX Listing Rules, or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this offering circular nor any other offering or marketing material relating to the interests or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this offering circular nor any other offering or marketing material relating to this offering, our company, our manager, Public or the interests have been or will be filed with or approved by any Swiss regulatory authority. In particular, this offering circular will not be filed with, and the offer of interests will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of interests has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of interests.

Dubai International Financial Centre

This offering circular relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This offering circular is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with exempt offers. The DFSA has neither approved this offering circular nor taken steps to verify the information set forth herein and has no responsibility for the offering circular. The interests to which this offering circular relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the interests offered should conduct their own due diligence on the interests. If you do not understand the contents of this offering circular, you should consult an authorized financial advisor.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to this offering. This offering circular does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the interests may only be made to persons who are “sophisticated investors” (within the meaning of Section 708(8) of the Corporations Act), “professional investors” (within the meaning of Section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in Section 708 of the Corporations Act, which persons we refer to as exempt investors, so that it is lawful to offer the interests without disclosure to investors under Chapter 6D of the Corporations Act.

The interests applied for by exempt investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under Section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring interests must observe such Australian on-sale restrictions.

This offering circular contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering circular is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

China

This offering circular does not constitute a public offer of the interests, whether by sale or subscription, in the People’s Republic of China, or the PRC. The interests are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the interests or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Hong Kong

The interests have not been offered or sold, and will not be offered or sold, in Hong Kong by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the interests has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to interests which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that ordinance.

Singapore

This offering circular has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this offering circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of interests may not be circulated or distributed, nor may the interests be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA; (b) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA; or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the interests are subscribed for or purchased under Section 275 of the SFA by a relevant person which is (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire series of interests of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the interests pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

USE OF PROCEEDS TO ISSUER

We expect to receive gross proceeds from this offering of up to $4,250,000. Otis will pay all expenses of this offering, including fees and expenses associated with qualification of this offering under Regulation A and all fees and expenses of the Broker. Therefore, the gross proceeds from this offering will equal the net proceeds from this offering. We intend to use a portion of the proceeds from the initial closing of this offering to acquire the underlying asset, and if and to the extent such proceeds are less than the purchase price, pursuant to an intercompany agreement, the form of which is filed as Exhibit 6.3 to the offering statement of which this offering circular forms an integral part, Otis will advance the company any additional funds required to consummate the acquisition. The remaining net proceeds of this offering, together with any unsold interests, if any, will be contributed to Otis to repay the advance, if any, and pay Otis the true-up. Accordingly, in any circumstance in which an initial closing occurs, at the time of the final closing, 425,000 interests will be issued and outstanding, the purchase price of the underlying asset and the true-up will be fully paid, the company will own the underlying asset and the company will have no indebtedness. No proceeds from the offering will be used to compensate or otherwise make payments to our officers or directors, except as provided by the true-up.

The allocation of the net proceeds of the offering set forth below represents our intentions based upon our current plans and assumptions regarding industry and general economic condition. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions and business developments.

Our manager reserves the right to modify the use of proceeds in the best interests of our company.

Percentage of Offering Sold	Uses	Dollar Amount(1)	Percentage of Gross Cash Proceeds
25% ($1,062,500)	Purchase of 4 floor BAYC NFTs	$685,600	65%
	True-up	$250,000	24%
	Reserve(2)	$126,900	11%
	Total Proceeds	$1,062,500	100%

50% ($2,125,000)	Purchase of 10 floor BAYC NFTs	$1,714,000	81%
	True-up	$250,000	12%
	Reserve(2)	$161,000	7%
	Total Proceeds	$2,125,000	100%

75% ($3,187,500)	Purchase of 17 floor BAYC NFTs	$2,913,800	91%
	True-up	$250,000	8%
	Reserve(2)	$23,700	1%
	Total Proceeds	$3,187,500	100%

100% ($4,250,000)	Purchase of 23 floor BAYC NFTs	$3,942,200	93%
	True-up	$250,000	6%
	Reserve(2)	$57,800	1%
	Total Proceeds	$4,250,000	100%

(1)
The stated uses of proceeds are based upon the floor price of floor BAYC NFTs as of May 31, 2022, approximately $171,400. The use of proceeds assumes that there are sufficient BAYC NFTs available for purchase at the foregoing floor price. The uses of proceeds at each percentage of this offering sold will change based on fluctuating prices.

(2)
Our manager may direct that reserve funds be used for any reason purpose aligned with the objectives of our company, including, without limitation, for the purchase of additional BAYC NFTs if the floor price decreases or of other digital assets (for example, other NFTs by Yuga Labs).

See “The Underlying Asset” for a description of the BAYC NFTs to be acquired with proceeds from the offering.

THE UNDERLYING ASSET

The discussions contained in this offering circular relating to the underlying asset, its related creator and its related industry are taken from third-party sources that we believe to be reliable, and we believe that the information from such sources contained herein is reasonable, and that the factual information is fair and accurate.

The Underlying Asset
Summary Overview
Our company will purchase a collection of NFTs by Yuga Labs to include various floor priced BAYC NFTs (which collection we refer to collectively as the underlying asset).
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The Collection: BAYC is a collection of 10,000 NFTs, unique ERC-721 tokens on the Ethereum blockchain, launched by Yuga Labs on April 23, 2021. Each BAYC NFT has a corresponding art of a “bored” cartoon ape generated by an algorithm and intended to be used as a profile picture. Each of the 10,000 NFTs is unique and was algorithmically generated from 172 possible “traits.” BAYC NFTs are valued on the secondary market based on rarity of traits. Ownership of a BAYC NFT serves as a digital membership card to BAYC, granting access to members-only benefits, and also conveys ownership of the underlying art and includes rights to commercialize the associated cartoon ape art. According to Yahoo, “[a]longside CryptoPunks, BAYC has established itself as a premium ‘blue-chip’ NFT collection and has attracted the likes of NBA players Steph Curry and Kevin Durant alongside popular social media personality and artist KSI into becoming holders of the now coveted collection.” The specific, and number of, BAYC NFTs to be included in the underlying asset collection will depend on the amount raised as of the final closing and the then-current floor pricing of BAYC NFTs.

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Pricing & Recent Sales Data: All dollar amounts noted below are approximate amounts based on the conversion price of ETH at the time of the data referenced.
○    From launch (March 12, 2021) to May 31, 2022, prices of BAYC NFTs have ranged from 0.08 ETH ($183) at launch in March 2021 to 769 ETH ($2,281,407) in September 2021.
○    From late August 2021 (the earliest period for which the following data is available) to May 31, 2022, floor prices have ranged from 15 ETH ($45,303) in August 2021 to 154 ETH ($420,430) in April 2022. See the chart below for additional information.

○    From May 2021 (the earliest period for which the following data is available) to May 31, 2022, average prices have ranged from 0.03 ETH ($87) in May 2021 to 168 ETH ($458,672) in April 2022.
○    On May 31, 2022, the floor price was 85.87 ETH ($171,556).
○    On May 31, 2022, the average price was 95.35 ETH ($185,201).
○    On May 31, 2022, the median price was 96.79 ETH ($193,187).
○    As of May 31, 2022, recent sales include, amongst many others: BAYC #1623 for 113 ETH ($225,594), BAYC #3994 for 100 ETH ($199,476) and BAYC #5143 for 90 ETH (approximately $179,677).
○    As of May 31, 2022, the highest sale of a BAYC NFT was the sale of BAYC #2807 for 769 ETH ($2,281,407 in September 2021).
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Selection Criteria: The primary criterium we will use for determining which BAYC NFTs to purchase is floor pricing. Additionally, we will consider rarity, which is determined in by traits of a given BAYC NFT as compared to all traits in the entire BAYC NFT collection. Rare traits and rare combinations of traits generally garner higher prices. Third-party tools such as RarityTools and Rarity Sniper provide rarity rankings based on traits. We may buy and sell over time the BAYC NFTs that constitute the underlying asset.

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Smart Contract Terms: BAYC NFTs are ERC-721 tokens recorded on the Ethereum blockchain. The tokens serve primarily as a record of metadata such as the corresponding art, traits, etc. The primary purpose of the BAYC smart contract was to govern minting, setting the max number of BAYC NFTs (10,000), art provenance and other terms such as pricing. On June 7, 2022, the co-founder of Yuga Labs announced that the BAYC NFT deploying address had been burned, thus preventing a bad actor from utilizing a flaw in the smart contract code to mint an unlimited number of BAYC NFTs or change provenance, thus changing corresponding art. The smart contract also defines a set of functions to transfer ownership of the tokens via the Ethereum blockchain and allows verified marketplaces to manage, buy and sell the BAYC NFTs for holders.

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Terms & Conditions: BAYC NFTs, and use of the related website, presently located at boredapeyachtclub.com, an online community and interface to exchange digital collectables, both of which are made available by Yuga Labs, is governed by terms and conditions, presently located at boredapeyachtclub.com/#/terms (last accessed on June 15, 2022; these terms and conditions are not incorporated by reference into this offering circular). Ownership of a BAYC NFT constitutes ownership of the underlying art. The terms and conditions grant personal and commercial use licenses with few limitations. We do not believe either positively or negatively impacts the value or use of BAYC NFTs.
The NFTs
BAYC
BAYC is a collection of 10,000 NFTs, unique ERC-721 tokens on the Ethereum blockchain, launched by Yuga Labs on April 23, 2021. Each BAYC NFT has a corresponding art of a “bored” cartoon ape generated by an algorithm and intended to be used as a profile picture. The cartoon ape art is a nod to the popular cryptocurrency phrase, “ape in,” meaning to buy into a new digital asset with abandon. Each of the 10,000 NFTs is unique and was algorithmically generated from 172 possible “traits,” distinguishing characteristics in the corresponding art including expression, clothing, headgear and more. BAYC NFTs are valued on the secondary market based on rarity of traits, as further described above.
The specific, and number of, BAYC NFTs to be included in the underlying asset collection will depend on the amount raised as of the final closing and the then-current floor priced BAYC NFTs. Upon purchase of a BAYC NFT, our company will be a member of BAYC and will receive the benefits, if any for our company, of ownership of the BAYC NFTs, which could include the ability to purchase other NFTs and/or airdrops. If our company is granted the ability to purchase other NFTs, we may do so if funds are available. This could result in gain (revenue) or loss upon liquidation of any such NFT. If our company receives an airdrop, we may sell the airdropped digital asset(s) which could result in revenue upon sale, whether upon receipt or later. Neither our company nor interest holders will have any ownership interest in BAYC or Yuga Labs, and interest holders are not otherwise members of BAYC.
Ownership of a BAYC NFT serves as a digital membership card to BAYC, granting access to members-only benefits—this includes access to a web-based “collaborative graffiti board” referred to as “THE BATHROOM” (in which holders of BAYC NFTs can paint a pixel on the digital bathroom wall every 15 minutes), an exclusive online community on Discord platform and in-person events and may result in the holder receiving various other benefits, such as access to new features or platforms. Given their nature, these benefits could be exercised on behalf of our company by individuals associated with our manager. We do not believe that the use or disuse of these benefits either positively or negatively impacts the value of BAYC NFTs to our company in particular.
Ownership of a BAYC NFT also conveys ownership of the underlying art and includes rights to commercialize the associated cartoon ape art. One BAYC NFT holder utilized these intellectual property rights to launch a BAYC-themed restaurant. Our company does not have any plans to commercialize any BAYC NFTs we acquire.

Historical airdrops from Yuga Labs have included other NFTs from Yuga Labs, including “Mutant Serum” and “Bored Ape Kennel Club” (or “BAKC”) NFTs, as well as a token from an offshoot of Yuga Labs, ApeCoin DAO, referred to as “ApeCoin.” BAYC NFT holders received an airdrop of one of three types of Mutant Serum NFTs, “M1,” “M2” or “Mega Mutant.” If the Mutant Serum NFT smart contract is used to “mutate” a BAYC NFT, the Mutant Serum NFT is burned (meaning destroyed), and a new “Mutant Ape Yacht Club NFT is created, which also confers BAYC membership and access. If mutated with an M1 or M2 Mutant Serum, the resulting MAYC NFT retains traits of the original BAYC NFT. Mutation with a Mega Mutant Serum creates a MAYC NFT totally distinct from the original BAYC NFT, with potentially rarer—and therefore more valuable—traits. A given BAYC NFT can only be mutated once, resulting in a possible 20,000 MAYC NFTs (including the 10,000 MAYC NFTs sold for 3 ETH each in a public sale), with approximately 94% having been mutated already. Additionally, BAYC NFT holders received an airdrop of BAKT NFTs, a collection of 10,000 unique NFT dogs which do not confer BAYC membership but are accessories for BAYC and MAYC NFTs.
In April 2022, Yuga Labs partnered with Animoca Brands to launch “Otherside,” a role-playing game taking place in the metaverse. Holders of BAYC NFTs received early access to acquire metaverse properties in the form of NFTs, referred to as “Otherdeeds,” using ApeCoin.
As of May 31, 2022, the BAYC NFT floor price had dropped approximately 60% from its all-time high floor price of 154 ETH ($420,430) in April 2022 to a floor price of 85.87 ETH ($171,556). This drop in price floor corresponds to a broader market decline of major cryptocurrencies, and waning interest from investors in NFTs. Indeed, average 30-day price floors for the NFT sector have declined by approximately 50% from April 2022 to May 31, 2022. The Ethereum token, on which the Ethereum blockchain relies, has fallen approximately 60% from an all-time high of $4,812 in November 2021 to $1,942 as of May 31, 2022. Volatility in the price of the Ethereum token and other major cryptocurrencies, such as Bitcoin, have likely contributed to the price volatility of NFTs generally and BAYC NFTs specifically. Additional factors described below have also contributed to price volatility of BAYC NFTs.
BAYC Smart Contract
BAYC NFTs are ERC-721 tokens recorded on the Ethereum blockchain. The tokens serve primarily as a record of metadata such as the corresponding art, traits, etc.
The BAYC smart contract was created using the OpenZeppelin library. The primary purpose was to govern minting, setting the max number of BAYC NFTs (10,000), art provenance and other terms such as pricing. Due to a flaw in the code, a function of the smart contract would allow anyone in control of the BAYC NFT deploying address to mint unlimited additional BAYC NFTs and/or change the provenance of a given BAYC NFT, thereby changing the corresponding art of such NFT. The value of all BAYC NFTs would have been negatively impacted had either unintended function been utilized. However, on June 7, 2022, the co-founder of Yuga Labs announced that the deploying address had been burned, thus preventing unlimited minting and provenance changes.
The smart contract also defines a set of functions to transfer ownership of the tokens via the Ethereum blockchain and allows verified marketplaces to manage, buy and sell the BAYC NFTs for holders. Specifically, this function allows for the tracking of token ownership. BAYC NFTs can be bought and sold on various marketplaces, including OpenSea and MakersPlace.
BAYC Terms & Conditions
BAYC NFTs and use of the related BAYC website made available by Yuga Labs, presently located at boredapeyachtclub.com, an online community and interface to exchange digital assets, are governed by terms and conditions, presently located at boredapeyachtclub.com/#/terms (last accessed on June 15, 2022; these terms and conditions are not incorporated by reference into this offering circular). The BAYC website includes THE BATHROOM, a gallery of the cartoon ape art, a provenance record, members-only store and more.

Ownership of a BAYC NFT constitutes ownership of the underlying art. The terms grant holders a worldwide, royalty-free license to use, copy and display the corresponding art (a) for personal, non-commercial use; (b) as part of a marketplace that permits the purchase and sale of BAYC NFTs; and (c) as part of a third-party website or application that permits the inclusion involvement or participation of BAYC NFT, with respect to (b) and (c), subject to cryptographic verification of ownership.
Additionally, the terms grant holders an unlimited, worldwide license to use, copy and display the corresponding art for the purpose of creating derivative works based upon the art, subject to cryptographic verification of ownership if applicable. The terms give an example of potential commercial use, the production and sale of merchandise such as T-Shirts etc. displaying copies of the art.
We do not believe any of the foregoing positively or negatively impacts the value or use of BAYC NFTs.
Affiliated Projects, Price Volatility & Cybersecurity Risks
While separate from BAYC, other projects from or affiliated with Yuga Labs may affect the price of BAYC NFTs. For the avoidance of doubt, each of the following projects is separate from BAYC, and holding a BAYC NFT does not constitute ownership in or of any such project, token or NFT.
In March 2022, holders of BAYC NFTs received an airdrop of a token from an offshoot of Yuga Labs, ApeCoin DAO, referred to as “ApeCoin.”
In April 2022, Yuga Labs partnered with Animoca Brands to launch “Otherside,” a role-playing game taking place in the metaverse. Holders of BAYC NFTs received early access to acquire metaverse properties in the form of NFTs, referred to as “Otherdeeds,” using ApeCoin. Otherside is a standalone metaverse that will offer BAYC NFT holders and the larger NFT community an interoperable experience, in which users will be able to move between metaverses. Otherside also includes prominent NFT collections, including, but not limited to, Cool Cats, World of Women and CrypToadz. In Otherside, collectors can own virtual land and interact with different ecosystems and the unique beings that inhabit them. The only way to participate in the Otherside is to purchase an NFT using ApeCoin on the Ethereum blockchain. Otherdeeds were launched in April 2022 as a collection of 55,000 parcels of virtual land for the Otherside metaverse. The entire supply of Otherdeeds totals 100,000, with the other 45,000 parcels reserved for BAYC NFT collectors and Yuga Labs employees and partners. Otherdeeds are dynamic NFTs that were built as a collection, and they contain all of the Otherside land replenishing resources. Yuga Labs designed Otherdeeds to evolve along with what users choose to do in the game. After the Otherside launch, ApeCoin’s price plunged from $24.00 to $14.00 on May 2, 2022, and BAYC NFT prices decreased significantly as well.
When creation of the Otherdeed NFTs  (known as “minting”) launched on April 30, 2022, buyers greatly increased Ethereum transaction processing fees, known as “gas,” to increase chances of securing an Otherdeed, which resulted in a “gas war.” Gas wars like this occur when an increase in demand for transactions on the Ethereum platform slows the proof-of-work consensus protocol system, thus requiring blockchain users to increase gas fees to have a transaction confirmed on the network. The amount of traffic and gas war that ensued from the Otherdeed mint rendered the Ethereum blockchain essentially useless for over two hours. Various news outlets reported that the Ethereum blockchain crashed, but such description is inaccurate. The Ethereum blockchain remained live, but incredibly slow. It is estimated that more than $100 million in gas fees were burned as a result of the mint, and Yuga Labs was criticized for not crafting a smart contract that optimized for gas fees. Yuga Labs attributes the volatility and price decline to the fact that gas used during the mint exceeded expectations and caused the Ethereum blockchain to essentially fail. Yuga Labs promptly apologized via Twitter and announced that they would refund users for “out of gas” smart contract errors. However, the gas war resulting from the Otherdeed mint underscores the vulnerabilities of blockchain technology, and the Ethereum blockchain in particular. The timely and cost-effective purchase, transfer and sale of BAYC NFTs requires the Ethereum blockchain to be functioning correctly. Events such as this may contribute to the price volatility of digital assets, including NFTs generally and BAYC NFTs specifically.

On May 1, 2022, scammers posed on Twitter as Yuga Labs administrators for the Otherside project to perpetrate a phishing scam. The scammers set up fake websites that appeared identical to the official Otherside website and attracted prospective Otherdeed purchasers, including BAYC NFT collectors and celebrities like Seth Green, to these websites by posting on Twitter. It is estimated that the scammers stole in excess of $6 million in value in the form of BAYC and Otherdeed NFTs through this phishing scam. Similarly, on June 4, 2022, hackers gained access to the Discord accounts of Yuga Labs administrators overseeing the BAYC Discord channel to perpetrate a different phishing scam. The hackers used these accounts to post links in the BAYC Discord channel (thus making the links seem official) luring BAYC NFT holders to connect their wallets to a third-party website. The website allowed the hackers to steal digital assets from wallets connected to the site. It is estimated that the hackers stole in excess of $360,000 in value in the form of BAYC and Otherdeed NFTs. While phishing scams have existed since the early days of the internet, the phishing scams targeting holders of Yuga Labs digital assets emphasize loss vulnerabilities of loss particular to digital assets and underscore the fact that losses are generally permanent. Risks include vulnerabilities in the means of communicating to holders of these digital assets (from marketplaces like OpenSea to platforms such as Discord and Twitter) and in the smart contracts themselves. While our manager intends to employ commercially reasonable measures to prevent any such loss, there is no guarantee that such a loss will not occur.
Market Assessment
The NFT market is still in its very early stages but grew significantly in 2021 with billions of dollars in sales. NFTs hit the mainstream after digital artist Beeple sold an NFT through Christie’s for more than $65M.
Insurance
There is currently no insurance available for NFTs, but we are working with our insurance broker, DeWitt Stern, to eventually secure an NFT policy. Presently, our manager self-insures the underlying asset on behalf of our company, as set forth in the asset management and administrative services agreement to be entered into between our manager, the company and the managing member (which we refer to as the asset management agreement). Our manager agrees to fully insure the underlying asset against any and all losses due to fraudulent or accidental transactions (including due to theft) or our manager’s negligence (e.g., inability to access or recover the wallet due to loss of the 12-word MetaMask seed phrase or a segment thereof).
Storage
The underlying asset is stored by our manager using commercially reasonable measures in a MetaMask wallet. The 12-word MetaMask seed phrase which secures the wallet was split into two six-word segments and saved as handwritten copies only (no digital copy, and not digitally created), with one segment held by the CEO of our manager in a vault in North Carolina and the other held by the Head of Ops & Legal of our manager in a vault in New York. Presently, only the CEO of our manager has access to the wallet on a device under his control, and the wallet is accessible via “memorable password” saved as a handwritten copy only. Should this password be lost, the wallet can be recovered using the full 12-word seed phrase. As an additional layer of security, our manager converted the MetaMask wallet to a operate as a multi-signature smart contract wallet via an open-source Ethereum smart contract known as Gnosis Safe. The smart contract requires a minimum number of individual wallets to approve a transaction before it can occur, while still allowing self-custody of the digital assets in the MetaMask wallet.
Depreciation
We treat the underlying asset as a collectible, and therefore, we will not depreciate or amortize the underlying asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the underlying asset, if applicable.

DESCRIPTION OF BUSINESS

Overview

Our manager believes that alternative assets have been a cornerstone of wealth accumulation. However, barriers are high and quality access has been limited to a tiny fraction of the global economy. We believe that those who do have access to top quality alternative investments are faced with a lack of transparency, operational overhead and high minimums and fees from established gatekeepers. The costs for investing in this asset class are high and transaction volumes are low with few options for liquidity, resulting in longer holding periods. As a result, the opportunity to build wealth remains inaccessible.

This offering is part of the proposed solution to this problem. Public is creating platform to invest in NFTs, art, collectibles and more, through one or more affiliated issuers, alongside traditional equities and crypto. The goal is to unlock every type of alternative asset and give investors true uncorrelated, diversification in a modern portfolio.

Market Opportunity

We believe the overall macroeconomic environment remains favorable for high performing alternative asset classes, including NFTs. Interest rates are expected to remain moderate (albeit rising) across most developed economies, and returns in traditional asset classes such as stocks and investment-grade bonds may remain volatile. In addition to the increased transparency generally across alternative asset classes, we believe that these factors will support the trend for investors to seek returns in alternative assets, which will continue to make these a more permanent component of investment strategies broadly.

The NFT market is still in its very early stages but grew significantly in the first quarter of 2021 with hundreds of millions of dollars in sales. NFTs hit the mainstream after digital artist Beeple sold an NFT through Christie’s for more than $65M. The sale being facilitated by a major auction house represents a level of acceptance that had not previously been seen.
Established names are also entering the space. The NBA partnered with Dapper Labs, Inc. to release “moments,” NFTs representing individual, licensed clips of NBA game footage. Artists Takashi Murakami and Shepard Fairey released NFT-based artworks in March 2021, and established gallery Almine Rech launched a first-time collaboration with Nifty Gateway and artist César Piette.
As such, we believe the market for NFTs, and digital assets generally, will grow from household names entering the space and its accessibility and transparency through the blockchain. Additionally, the overall macroeconomic environment is favorable for high-performing digital asset classes, from cryptocurrencies like Bitcoin to NFTs.
Our Business

We were formed to facilitate investment in the underlying asset.

Public Platform & Our Manager

The Public Platform aims to provide:

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investors with access to alternative assets for investment, portfolio diversification and secondary market liquidity for their interests (although there can be no guarantee that a secondary market will ever develop or that appropriate registrations to permit such secondary trading will ever be obtained);

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asset sellers with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to retain minority equity positions in assets via the retention of equity interests in offerings conducted through the Public Platform; and

●	all Public Platform users with a premium, highly curated, engaging experience.

The objective is for the Public Platform to become the leading marketplace for investing in alternative assets, to provide investors with financial returns commensurate with returns in the alternative asset industry and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for investors.

To provide investors with access to secondary market liquidity for their interests, Public intends to launch an interface on the Public Platform that enables investors to buy and sell their holdings via the Public Private Execution Network Alternative Trading System, or PPEX ATS, an electronic alternative trading system registered with the Commission and FINRA on Form ATS (which we refer to as an ATS) operated by North Capital Private Securities Corporation, or North Capital. Our company will engage North Capital to receive orders to buy and sell from interest holders and will engage a broker-dealer to execute trades through the PPEX ATS. There can be no guarantee that a secondary market will ever develop. See “Securities Being Offered—Secondary Trading” for additional information regarding secondary trading.
Our manager anticipates that its core competency will be the identification, acquisition, marketing and management of investment-grade alternative assets for the benefit of the investors.

The operating agreement designates our manager as the managing member of our company. Our manager will generally not be entitled to vote on matters submitted to the holders of our interests. Our manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as manager.

The operating agreement further provides that our manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our company or any of the interest holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity. In addition, the operating agreement provides that our manager will not have any duty (including any fiduciary duty) to our company or any of the interest holders.

In the event our manager resigns as managing member of our company, the holders of a majority of all interests of our company may elect a successor managing member. Holders of interests have the right to remove our manager as manager of our company, by a vote of two-thirds of the holders of all interests (excluding our manager), in the event our manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with our company. If so convicted, our manager shall call a meeting of all of the holders of interests within 30 calendar days of such non-appealable judgment at which the holders may vote to remove our manager as manager of our company. If our manager fails to call such a meeting, any interest holder will have the authority to call such a meeting. In the event of its removal, our manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve our company, the liquidation provisions of the operating agreement shall apply (as described in “Securities Being Offered—Liquidation Rights”). In the event our manager is removed as manager of our company, it shall immediately cease to be manager of the company.

See “Directors, Executive Officers and Significant Employees” for additional information regarding our manager.

Investment Committee

Our manager assembled the Investment Committee, compromised of employees of Public People acting on behalf of Public, to assist our manager in evaluating the underlying asset prior to the purchase (including reviewing due diligence materials), managing the underlying asset and to advise our manager and certain other matters associated with our business, including monitoring our compliance with the Investment Company Act, as further described below. The members of the Investment Committee are not and will not be managers or officers of our company and will not have any fiduciary or other duties to the interest holders of the company.

Investment Company Act Considerations
Because our company does not intend to conduct its business in a manner which would require registration under the Investment Company Act, our company considers the potential classification of assets it seeks to acquire and continuously monitors the composition of our company’s balance sheet to ensure that investment securities do not constitute more than 40% of our company’s assets as calculated for Investment Company Act purposes.
In monitoring our compliance with the Investment Company Act, the Investment Committee assists our manager in evaluating assets selected by our manager prior to our company’s purchase, including reviewing due diligence materials. Prior to approving an acquisition, the Investment Committee performs a legal analysis under the U.S. federal securities laws for each NFT or other digital asset in question in close consultation with internal and external legal counsel, including external securities counsel. The Investment Committee makes a risk-based judgment on whether the NFTs and/or other digital assets are likely to be deemed securities after reviewing available facts and consultation.
Our company performs its legal analysis under the U.S. federal securities laws for each NFT and/or digital asset it purchases, including the collection of BAYC NFTs it intends to purchase. Our company’s legal assessment is based on a review of available facts and a legal analysis that is informed by the statutory definition of a security under the U.S. federal securities laws, Supreme Court and other judicial decisions applying the definition of security (e.g., SEC v. W.J. Howey Co., 328 U.S. 293 (1946) (“Howey”) and views expressed by Commission staff under the Framework for Investment Contract Analysis of Digital Assets published by the Commission’s Strategic Hub for Innovation and Financial (the “SEC Framework”) and other statements made by Commission staff and enforcement actions and litigated cases. Our company’s assessments do not reflect a determination by a court, the Commission or any other regulatory authority, and are not binding on any person.
Based on our company’s analysis, our company believes that the collection of BAYC NFTs it intends to purchase are not securities within the meaning of Section 2(a)(1) of the Securities Act. Our company recognizes that the application of the securities laws to novel assets such as NFTs, which did not even exist at the time the Securities Act was enacted or of the Supreme Court decision in Howey on the application of the U.S. federal securities laws to investment contracts, is a complex facts-and-circumstances determination. See “Risk Factors—Risks Related to the Underlying Asset in Connection with Applicable Laws” for additional information.
Our company believes that most NFTs representing an interest in digital art are not securities, but that certain NFTs could be deemed securities based on the specific facts and circumstances of a particular NFT. Our company believes that the collection of BAYC NFTs it intends to purchase should not be treated as an investment of money with an expectation of profits derived solely from the efforts of others within the meaning of Howey. Our company has considered the following factors in its assessment:
●    BAYC NFTs do not provide a right to any return or income stream.
●    Each BAYC NFT holding represents a direct 100% ownership interest in an NFT representing digital artwork, not a fractional interest.
●    Because each BAYC NFT is unique and algorithmically generated from 172 possible traits, each digital property holding is unique, non-fungible, with the value of each artwork, and thus NFT, unique to its specific attributes.
●    Each digital asset holding is controlled by the owner of the artwork, who or which has sole control and responsibility for developing through digital enhancement (or not).
●    After BAYC NFTs were minted, Yuga Labs has not played a meaningful role in undertaking activities which would create returns on BAYC NFTs. Any increase or decrease in value of BAYC NFTs is most likely driven by general interest in collectables and not by the efforts of Yuga Labs or any promoter or by the efforts of the holder to control or mutate the assets.

●    Our company does not believe BAYC NFTs have been marketed as a security or otherwise in a manner to create an expectation of profits from the efforts of others by Yuga Labs.
Description of Asset Management & Administrative Services Agreement; Expenses

Our manager, on behalf of the company, will appoint Otis to serve as asset manager to manage the underlying asset and provide certain administrative services to the company pursuant to the asset management agreement. Except as set forth below and any guidance as may be established from time to time by our manager or the Investment Committee, our asset manager will have sole authority and complete discretion over the care, custody, maintenance and management of the underlying asset and to take any action that it deems necessary or desirable in connection therewith. Our asset manager will be authorized to, among other things, take such actions necessary for:

●
the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including entering into on behalf of our company indebtedness that is convertible into interests, and the incurring of any other obligations;

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the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company (including, but not limited to, the filing of periodic reports on Forms 1-K, 1-SA and 1-U with the Commission), and the making of any tax elections

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the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of our company (including, for the avoidance of doubt, the underlying asset) or the merger or other combination of our company with or into, or acquisition by, another person;

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the use of the assets of our company (including cash on hand) for any purpose consistent with the terms of the operating agreement, including the financing of the conduct of the operations of our company and the repayment of obligations of our company;

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the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of our company under contractual arrangements to all or particular assets of our company);

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the selection, retention and dismissal of employees, agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment, retention or hiring, and the payment of fees, expenses, salaries, wages and other compensation to such persons;

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the solicitation of proxies from holders of interests issued on or after the date of the operating agreement that entitles the holders thereof to vote on any matter submitted for consent or approval under the operating agreement;

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the maintenance of insurance for the benefit of our company and certain indemnified persons and the reinvestment of any proceeds received by our company from an insurance claim in a replacement asset which is substantially similar to that which comprised the underlying asset prior to the event giving rise to such insurance payment;

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the creation and implementation of asset maintenance and care policies for the underlying asset and compliance with such maintenance policies, including, if applicable, the engagement of third-party independent contractors for the care, custody, maintenance and management of the underlying asset;

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the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity or arrangement;

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the placement of any Free Cash Flow funds in deposit accounts in the name of our company or of a custodian for the account of our company, or to invest those Free Cash Flow funds in any other investments for the account of our company, in each case pending the application of those Free Cash Flow funds in meeting liabilities of our company or making distributions or other payments to the holders of interests (as the case may be);

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the control of any matters affecting the rights and obligations of our company, including the bringing, prosecuting and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation, including in respect of taxes;

●	the indemnification of any person against liabilities and contingencies to the maximum extent permitted by law;

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the entering into of listing agreements with any national securities exchange, an electronic alternative trading system registered with the Commission and FINRA on Form ATS (which we refer to as an ATS) or over-the-counter market and the delisting of some or all of the Interests from, or requesting that trading be suspended on, any such exchange or market;

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the registration of any offer, issuance, sale or resale of Interests or other securities issued or to be issued by our company under the Securities Act and any other applicable securities laws (including any resale of interests or other securities);

●	the selection of an auditor for our company; and

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the selection of any transfer agent or depositor for any securities of our company, and the entry into such agreements and provision of such other information as shall be required for such transfer agent or depositor to perform its applicable functions.

Additionally:

●	have full responsibility for the custody and maintenance of the title of the underlying asset;

●	manage and perform the various administrative functions necessary for our day-to-day operations

●	provide financial and operational planning services

●	maintain all appropriate books and records for our company;

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oversee tax, compliance and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters, including paying routine taxes;

●	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

●	provide all necessary cash management services;

●	manage and coordinate with the transfer agent, as needed; and

●	generally, perform any other act necessary to carry out its obligations under the asset management agreement.

The asset management agreement will terminate on the earlier of: (i) one year after the date on which the underlying asset has liquidated and the obligations connected to the underlying asset (including contingent obligations) have been terminated, (ii) the removal of our manager as managing member, (iii) upon notice by one party to the other party of a party’s material breach of the asset management agreement or (iv) such other date as agreed between the parties to the asset management agreement.

The company will indemnify our asset manager and its affiliates, and any of their respective directors, members, stockholders, partners, officers, employees or controlling persons, against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which such person may become subject in connection with any matter arising out of or in connection with the asset management agreement, except to the extent that any such losses result solely from the acts or omissions of such person that have been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to have resulted primarily from such person’s fraud, willful misconduct or gross negligence.

Pursuant to the asset management agreement, all fees, taxes, costs and expenses of, or incurred in connection with the operation of, our company will be borne by our asset manager, which, as of the date of this offering circular, is our manager, Otis; provided, however, that the asset manager shall not be responsible for (i) any amounts in respect of the indemnification set forth in the asset management agreement, (ii) any indemnification payments to be made pursuant to the operating agreement or (iii) taxes (including, without limitation, sales tax and capital gains tax), if any, imposed on our company with respect to the disposition of the underlying asset (which we refer to as non-routine taxes).

In exchange for providing the above services and agreeing to bear the above fees, taxes, costs and expenses, the asset manager will receive interests equal to 2% per annum of the total interests outstanding, after giving effect to such issuance, issued on a monthly basis in arrears at a rate of 1/6% per month, commencing on the date of the final closing of this offering. The below list summarizes the anticipated expenses to be borne by the asset manager:

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any and all fees, costs and expenses incurred in connection with the holding and management of the underlying asset, including import taxes, income taxes, storage, security, valuation, custodial, marketing and utilization of the underlying asset;

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any fees, costs and expenses incurred in connection with preparing any reports and accounts, including any blue-sky filings required to be made available to investors in certain states and any annual audit of the accounts of the company (if applicable) and any reports to be filed with the Commission;

●	any and all insurance premiums or expenses, including directors and officer’s insurance of the directors and officers of our manager or asset manager, in connection with the underlying asset;

●	any fees, costs, expenses and/or taxes incurred as a result of investor earnings, investments or withdrawals;

●	any governmental fees imposed on the capital of our company or incurred in connection with compliance with applicable regulatory requirements;

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any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our company or our asset manager in connection with the affairs of our company;

●	any fees, costs and expenses of a third-party registrar and transfer agent appointed by our managing member;

●	the cost of the audit of the annual financial statements of our company and the preparation of tax returns and circulation of reports to interest holders;

●	the fees and expenses of counsel to our company in connection with advice directly relating to its legal affairs;

●	the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by our managing member in connection with the operations of our company; and

●	taxes or fees imposed on our company other than non-routine taxes.

The company will be responsible for any non-routine taxes, i.e., taxes (including, without limitation, sales tax and capital gains tax), if any, imposed on our company with respect to the disposition of the underlying asset.

Indemnification of our Manager

The operating agreement provides that neither our manager, Public nor any of their current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors, nor members of the Investment Committee, nor persons acting at the request of our company in certain capacities with respect to other entities, will be liable to our company or any interest holders for any act or omission taken by them in connection with the business of our company that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

The company will indemnify these persons out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving our company and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Asset Liquidity

We intend to hold the underlying asset for an indefinite period of time. Liquidity for investors would be obtained by transferring their interests. However, should an offer to liquidate the underlying asset or a portion thereof materializes and be in the best interest of the investors, as determined by our asset manager in its sole discretion, our asset manager will consider the merits of such offer on a case-by-case basis and potentially sell the underlying asset or the applicable portion. Our manager may, but is not required to, solicit input from investors through a non-binding vote. In determining whether an offer to liquidate the underlying asset is in the best interest of investors, our asset manager will consider, among other things, the result of a non-binding vote by investors (if applicable), the length of the time the underlying asset or a portion thereof has been held, whether future airdrops are expected that could result in revenue to our company, market conditions at the time of the offer, confidence in the future market of the underlying asset and the strength of the offer in relation to the current market. If our manager determines that, based on the foregoing factors, a sale of the underlying asset or a portion thereof is in the best interests of investors, our manager will proceed with such sale.

Furthermore, should an asset become obsolete (e.g., lack investor demand for its interests) or suffer from a catastrophic event, our asset manager may choose to sell the underlying asset. As a result of a sale under any circumstances, our asset manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered by insurance) to the interest holders.

Employees

Our company does not have any employees. All of our day-to-day operations are administered by Public employees on behalf of our manager.

Government Regulation

Regulation of collectibles varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which we operate, we may be required to obtain licenses and permits to conduct business, including dealer and sales licenses, and will be subject to local laws and regulations, including, but not limited to, import and export regulations, laws and regulations involving sales, use, value-added and other indirect taxes.

Claims arising out of actual or alleged violations of law could be asserted against us by individuals or governmental authorities and could expose us to significant damages or other penalties.

Legal Proceedings

None of our company, our manager, our asset manager or any director or executive officer of our manager is presently subject to any material legal proceedings.

DESCRIPTION OF PROPERTY

Our company has no physical property. Our manager, asset manager and Public are located at 6 Harrison Street, 5th Floor, New York, NY 10013.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We were recently formed as a Delaware limited liability company by Otis to facilitate investment in the underlying asset. We have not conducted any operations prior to the date of this offering circular and will not conduct any business activities except for activities relating to the ownership and eventual sale of the underlying asset. We have not yet commenced operations and have no assets or liabilities at this time. Accordingly, we have not presented financial statements in this offering circular, though we have described below certain critical accounting policies that we intend to adopt following our acquisition of the underlying asset. We plan to engage an independent auditor to audit our financial statements after the qualification of this offering by the SEC, this offering closes and operations commence. Following this offering, we will include audited financial statements in our annual reports with the Commission on Form 1-K containing our financial statements for such fiscal year, presented in accordance with U.S. generally accepted accounting principles, or GAAP, including a balance sheet, statements of operation, statement of changes in members’ equity and statement of cash flows, with such statements having been audited by an independent auditor selected by our manager.

Emerging Growth Company

We may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our period reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.
Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with GAAP requires our manager to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

Digital Assets

Our company accounts for digital assets, including the underlying asset, any Ethereum and any digital asset(s) received by airdrop, as indefinite-lived intangible assets initially recorded at cost.

The cost of the underlying asset includes the purchase price and acquisition expenses, which include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the underlying asset, including certain brokerage and sales fees and commissions (including, without limitation, the true-up), appraisal fees, research fees, transfer taxes, third-party industry and due diligence experts and auction house or marketplace fees. To purchase the underlying asset, our company will use the proceeds from this offering to purchase Ethereum. The Ethereum will then be used to purchase the underlying asset. The Ethereum is initially recorded at the U.S. dollar value for which it was purchased.

The underlying asset will be purchased by our company using a portion of the proceeds from this offering. If and to the extent such proceeds are less than the purchase price of the underlying asset, Otis will advance to our company any additional funds required to consummate the acquisition. The remaining net proceeds of this offering, together with any unsold interests, if any, will be used to repay the Otis advance, if any, and pay Otis the true-up.

Our digital assets are subject to impairment losses if their fair value decreases below the carrying value. For the underlying asset and any NFT we receive via airdrop, we determine fair value on a nonrecurring basis, based on publicly available data for sales of comparable NFTs in the principal market for such assets (Level 2 inputs), or if there is no publicly available data, quoted prices on the Public Platform (Level 2 inputs). We perform a quarterly review to identify whether events or changes in circumstances, principally decreases in the quoted prices in the principal market, indicate that it is more likely than not that the underlying asset or NFT is impaired. In determining if an impairment has occurred, we consider the lowest price quoted in the principal market since the previous quarterly review. If the carrying value of the underlying asset or NFT exceeds that lowest price, an impairment loss has occurred in an amount equal to the difference between the carrying value and that lowest price. The cost basis for the underlying asset and any NFT we receive via airdrop will not be adjusted upward for subsequent increases in fair value. Gains or losses are not recorded until realized upon sale.

We determine the fair value of any Ethereum we hold based on quoted prices on the Coinbase exchange, the active exchange that our company has determined is the principal market for its Ethereum holdings, if any (Level 1 inputs). A similar review for impairment will be performed, as with the underlying asset and any NFT we receive via airdrop, for any Ethereum held at the end of a quarter. When our company purchases the underlying asset with Ethereum, our company will recognize a gain or loss based on the purchase-date fair value of the Ethereum used compared to the current carrying value.

From time to time, our company may receive airdrops from Yuga Labs. Our company treats airdrops as a nonreciprocal transfer where our company receives one or more digital assets without directly providing value in exchange. Airdrops will be initially recorded at fair value, based on publicly available data for sales of comparable NFTs or tokens in the principal market for such assets (Level 1 or Level 2 inputs, depending on the nature of the applicable asset), with a corresponding amount recognized as revenue. Subsequent to the initial receipt, any NFT we receive via airdrop will be accounted for similar to the underlying asset, and any token(s) we receive via airdrop will be accounted for similar to Ethereum.

Revenue Recognition
Our company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments, effective upon formation.
We determine revenue recognition through the following steps:
●	identification of a contract with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when or as the performance obligations are satisfied.

Revenues are expected to be derived from the sale of the underlying asset.
Fair Value of Financial Instruments
FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:
Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).
Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.
The carrying amounts reported in the balance sheets approximate their fair value.
Earnings (Loss) / Income per Interest
Upon completion of this offering, we intend to comply with accounting and disclosure requirement of ASC Topic 260, Earnings per Share. Earnings (loss) / income per interest will be computed by dividing net (loss) / income by the weighted average number of outstanding interests during the year.

True-up Payment
The true-up payable to Otis will be recorded as an expense, which will reduce members’ equity.
Recently Issued Accounting Pronouncements
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. Our company is continuing to evaluate the impact of this new standard on our financial reporting and disclosures.
We do not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Our Company

Our company does not have any employees, nor any directors or officers. All of our day-to-day operations are administered by Public employees on behalf of our manager.

Our Manager

Our company operates under the direction of our manager, which is, in turn, managed by its parent, Public. Our manager is responsible for directing the operations of our business, directing our day-to-day affairs and implementing our investment strategy. Our manager is not required to devote all of its time to our business and is only required to devote such time to our affairs as its duties require. Our manager is responsible for determining maintenance required in order to maintain or improve an asset’s quality (if necessary), determining how to monetize the underlying asset at revenue-generating events in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of the underlying asset.

We will follow guidelines adopted by our manager and implement policies set forth in the operating agreement unless otherwise modified by our manager. Our manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. Our manager may change our objectives at any time without approval of our interest holders. Our manager has a limited track record and is relying primarily on the track record of its individual officers, directors and advisors.

Our manager performs its duties and responsibilities pursuant to the operating agreement. Our manager maintains a contractual, as opposed to a fiduciary relationship, with us and our interest holders. Furthermore, we have agreed to limit the liability of our manager and to indemnify our manager against certain liabilities.

The responsibilities of our manager include the following:

Asset-Related Services

●	define and oversee the underlying asset disposition strategy;

●	evaluate any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;

●	structure and negotiate the terms and conditions of transactions pursuant to which the underlying asset may be sold or otherwise disposed;

Services in Connection with the Offering

●	develop offering materials, including the determination of its specific terms and structure and description of the underlying asset;

●
create and submit all necessary regulatory filings, including, but not limited to, Commission filings and financial audits, and coordinate with the Broker, lawyers and accountants as necessary in such processes;

●	prepare all marketing materials related to this offering and obtain approval for such materials from the Broker;

●	together with the Broker, coordinate the processing and acceptance of subscription agreements and other administrative support functions;

●	create and implement various technology services, transactional services and electronic communications related to this offering;

●	all other necessary offering-related services;

Asset Monetization Services

●	create and manage all revenue-generating events and determine participation in such programs by the underlying asset;

●	evaluate and enter into service provider contracts related to the operation of revenue-generating events;

●	approve potential joint ventures, limited partnerships and other such relationships with third parties related to asset monetization and revenue-generating events;

Interest Holder Relationship Services

●	provide any appropriate updates related to underlying asset or this offering electronically or through the Public Platform;

●	manage communications with interest holders, including answering e-mails and preparing and sending written and electronic reports and other communications;

●	establish technology infrastructure to assist in providing interest holder support and services;

●	determine our distribution policy and determine amounts of and authorize Free Cash Flow distributions from time to time;

●	maintain Free Cash Flow funds in deposit accounts or investment accounts for the benefit of the company;

Administrative Services

●	manage and perform the various administrative functions necessary for our day-to-day operations;

●	provide financial and operational planning services;

●
maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and required to be filed with the Commission and any other regulatory agency, including annual and semiannual financial statements;

●	maintain all appropriate books and records for our company;

●	obtain and update market research and economic and statistical data in connection with the underlying asset;

●	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

●	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

●	provide all necessary cash management services;

●	manage and coordinate with the transfer agent, if any, the process of making distributions and payments to interest holders or the transfer or resale of securities as may be permitted by law;

●	evaluate and obtain adequate insurance coverage for the underlying asset based upon risk management determinations;

●	provide timely updates related to the overall regulatory environment affecting our company, as well as managing compliance with regulatory matters;

●	evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

●	oversee all reporting, recordkeeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Directors, Executive Officers and Key Employees of our Manager

The following table sets forth the name and position of each of the current executive officers, directors and significant employees of our manager.

Name	Position	Age	Term of Office (Beginning)	Approximate hours per week for part-time employees
Keith Marshall(1)	President, Secretary, Treasurer & Sole Director	35	March 2022	N/A

(1)	Mr. Marshall is the sole officer and director of our manager, and is employed by Public People.

Keith Marshall: Mr. Marshall is an attorney, entrepreneur and founder. He is the Head of Ops & Legal, Alternatives, of Public and was General Counsel of our manager prior to the acquisition of our manager by Public. Before working for our manager, Mr. Marshall founded and scaled Unapp, a “super app” for brick-and-mortar businesses. Prior to that, he was an attorney in the Corporate & Securities practice group of Womble Bond Dickinson.

Key Employees of Public

Jannick Malling: Mr. Malling is an entrepreneur in the financial technology space with deep expertise in design and elegant product experience. As founder and co-CEO of Public, he has pioneered fractional trading investing technology and redefined the self-directed investing experience. Prior to Public, Jannick was co-founder & CEO of Tradable; he began his career at Saxo Bank, the original online trading service in Europe.

Leif Abraham: Mr. Abraham is an entrepreneur, founder and investor. He is a co-CEO of Public and, prior to Public, was co-founder and CEO of AND.CO, which he grew to become one of the largest freelancing software companies in the world. AND.CO was acquired by Fiverr (NYSE: FVRR) in 2018. Mr. Abraham is an investor in companies like Ro Health, Orum and Catch. He was named one of the “Top 10 Minds in Digital” by Adweek, is a double Cannes Lions Grand Prix winner and has won an MTV Music Award.

Keith Marshall: See “—Directors, Executive Officers and Key Employees of our Manager.”

Investment Committee

Our manager assembled the Investment Committee, compromised of employees of Public People acting on behalf of Public, to assist our manager in evaluating the underlying asset prior to the purchase (including reviewing due diligence materials), managing the underlying asset and to advise our manager and certain other matters associated with our business, including monitoring our compliance with the Investment Company Act (see “Description of Business—Investment Company Act Considerations” for additional information). The members of the Investment Committee are not and will not be managers or officers of our company and will not have any fiduciary or other duties to the interest holders of the company. The Investment Committee has no authority other than to provide non-binding advisory support to our manager, when requested, on matters such as:

●	evaluating any third-party offers for acquisition of the underlying asset and recommending disposition if in the best interest of our company and our interest holders;

●	providing guidance with respect to the appropriate levels of insurance costs specific to each individual asset;

●	approving any service providers appointed by our manager in respect of the underlying asset; and

●	assisting with monitoring our compliance with the Investment Company Act.

COMPENSATION OF OUR MANAGER

The following table sets forth the form of compensation and the recipient of such compensation together with the determination of the amount and the estimated amount.

Form of Compensation	Determination of Amount	Estimated Amount
True-up Payment	Otis intends to charge a true-up payment to the company which is intended to be reasonable compensation for Otis’ services, capital commitment and outlay (if applicable) in sourcing and acquiring the underlying asset, as well as our manager’s agreement to pay the Brokerage Fee and estimated offering expenses.	$250,000.

Asset Management & Administrative Services Fee
In respect of ordinary administration of our company and underlying asset and the bearing of all associated fees, taxes (other than non-routine taxes), costs and expenses, we will issue interests to the asset manager.

Interests equal to 2% per annum of the total interests outstanding, after giving effect to such issuance, issued on a monthly basis in arrears at a rate of 1/6% per month, commencing on the date of the final closing of the Offering.

Free Cash Flow
Free Cash Flow consists of the net income (as determined under GAAP) generated by the company plus any change in net working capital and depreciation and amortization (and any other non-cash operating expenses) and less any capital expenditures related to the underlying asset. This amount would be distributed to all interest holders pro-rata (which may include our manager any of its affiliates and the asset sellers).
		These amounts, if any, cannot presently be determined.

Liquidation Rights
Upon the liquidation of our company as a whole, the underlying asset will be liquidated and any after-tax proceeds distributed: (i) first, to any third-party creditors; (ii) second, to any creditors that are our manager or its affiliates, and thereafter; and thereafter, (iii) first, 100% to the interest holders, allocated pro rata based on the number of interests held by each interest holder (which may include our manager, any of its affiliates and asset sellers) until the interest holders receive back 100% of their capital contribution and second, (A) 10% to our manager and (B) 90% to the interest holders, allocated pro rata based on the number of interests held by each interest holder (which may include our manager, any of its affiliates and the asset sellers).
		This amounts, if any, cannot presently be determined.

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by our company. Employees of Public manage our day-to-day affairs on behalf of our manager, service the underlying asset and monitor the performance of the underlying asset to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for their services, including services performed for us on behalf of our manager. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to our manager, we do not intend to pay any compensation directly to these individuals.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Our company is managed by our manager. Our manager was granted a single interest in the company and became the initial member holding 100% of the then-outstanding interests of the company.

At or before the closing of this offering, our manager or its affiliates may purchase interests sold in this offering for the same price as all other investors. There are no limitations on the number of interests that may be purchased by our manager or its affiliates. Our manager may sell its interests from time to time after the closing of this offering in its sole discretion. Our manager has no present intention to sell its interests, and any future sales would be based upon our manager’s potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to the interests. The address of our manager is 6 Harrison Street, 5th Floor, New York, NY 10013.

The following table sets forth any securityholder, including our manager, who beneficially owns more than 10% of any series as of the date of this report:
Title of class	Name and address of beneficial owner(1)	Amount and nature of beneficial ownership(2)	Percent of class (series)
Membership Interests	Otis Wealth, Inc.	1	100%

(1)
All ownership is direct. The address of the securityholder is 6 Harrison Street, 5th Floor, New York, NY 10013. Otis Wealth, Inc. is managed by Keith Marshall as President, Secretary, Treasurer and sole director.
(2)
The column in Form 1-A titled “Amount and nature of beneficial ownership acquirable” has been omitted as inapplicable with respect to the listed securityholder.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

There are no transactions or any currently proposed transactions since our inception or the current fiscal year, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Compensation of Our Manager”).

SECURITIES BEING OFFERED

The following is a summary of the principal terms of, and is qualified by reference to, the operating agreement and the subscription agreement relating to the purchase of the interests offered hereby, which are attached as exhibits to the offering statement of which this offering circular forms a part. This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective investor. In the event that the provisions of this summary differ from the provisions of the operating agreement or the subscription agreement (as applicable), the provisions of the operating agreement or the subscription agreement (as applicable) shall apply. Capitalized terms used in this summary that are not defined shall have the meanings ascribed thereto in the operating agreement.

Description of Interests

Our company is a Delaware limited liability company formed pursuant the LLC Act. We have not issued, and will not issue, any class of interests entitled to any preemptive, preferential or other rights that are not otherwise available to the holders purchasing interests in connection with this offering. Title to the underlying asset will be held by, or for the benefit of, the company.

Distribution Rights

Our manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to holders of interests except as otherwise limited by law or the operating agreement.

Free Cash Flow consists of the net income (as determined under GAAP) generated by the company plus any change in net working capital and depreciation and amortization (and any other non-cash operating expenses) and less any capital expenditures related to the underlying asset. Our manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the company.

We expect our manager to distribute any Free Cash Flow on a semiannual basis as set forth below. However, our manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.

Any Free Cash Flow generated by the company from the utilization of the underlying asset shall be applied within the company in the following order of priority:

●	to create such reserves as our manager deems necessary, in its sole discretion; and

●	thereafter by way of distribution to holders of the interests (net of corporate income taxes applicable to the company), which may include the asset sellers or our manager or any of its affiliates.

The company will not distribute the underlying asset in kind to its interest holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the company for the amount of the distribution for three years. Under the LLC Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities, other than liabilities to members on account of their limited liability company interests and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets. For the purpose of determining the fair value of the assets of the company, the LLC Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the operating agreement.

No Redemption Provisions

Our interests are not redeemable.

No Registration Rights

There are no registration rights in respect of any of our interests.

No Voting Rights

Our manager is not required to hold an annual meeting of interest holders. The operating agreement provides that meetings of interest holders may be called by our manager and a designee of our manager shall act as chairman at such meetings. Interest holders do not have any voting rights as an interest holder in our company except with respect to:

●	the removal of our manager for cause as described below;

●	the dissolution of our company upon the for-cause removal of our manager; and

●	an amendment to the operating agreement that would:

○	adversely affect the rights of an interest holder in any material respect;

○	reduce the voting percentage required for any action to be taken by the holders of interests in our company under the operating agreement;

○	change the situations in which our company can be dissolved or terminated;

○	change the term of our company (other than the circumstances provided in the operating agreement); or
○	give any person the right to dissolve our company.
Our manager can only be removed as manager of our company in the event our manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with our company which has a material adverse effect on our company.

When entitled to vote on a matter, each interest holder will be entitled to one vote per interest held by it on all matters submitted to a vote of the interest holders of our company. The removal of our manager as manager of our company must be approved by two-thirds of the votes that may be cast by all interest holders of our company. All other matters to be voted on by the interest holders must be approved by a majority of the votes cast by all interest holders of our company present in person or represented by proxy.

Our manager or its affiliates (if they hold interests) may not vote as an interest holder in respect of any matter put to the interest holders. However, the submission of any action of our company for a vote of the interest holders shall first be approved by our manager and no amendment to the operating agreement may be made without the prior approval of our manager that would decrease the rights of our manager or increase the obligations of our manager thereunder.

Our manager has broad authority to take action with respect to our company. See “Directors, Executive Officers and Significant Employees—Our Manager” for more information. Except as set forth above, our manager may amend the operating agreement without the approval of the interest holders to, among other things, reflect the following:

●	the merger of our company with, or the conveyance of all of our assets to, a newly formed entity, for example, to effect the disposition of the underlying asset in a tax-efficient manner;

●	a change that our manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

●	a change that our manager determines to be necessary, desirable or appropriate to facilitate the trading of interests;

●
a change that our manager determines to be necessary or appropriate for our company to qualify as a limited liability company under the laws of any state or to ensure that the company will continue to qualify as a corporation for U.S. federal income tax purposes;

●
an amendment that our manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent our company, our manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

●	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the operating agreement;

●
any amendment that our manager determines to be necessary or appropriate for the formation by our company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the operating agreement;

●	a change in the fiscal year or taxable year and related changes; and

●	any other amendments which our manager deems necessary or appropriate to enable our manager to exercise its authority under the operating agreement.

In each case, our manager may make such amendments to the operating agreement provided our manager determines that those amendments:

●	do not adversely affect the interest in any material respect;

●
are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

●
are necessary or appropriate to facilitate the trading of interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the interests may be listed for trading, compliance with any of which our manager deems to be in the best interests of our company and the interest holders;

●	are necessary or appropriate for any action taken by our manager relating to splits or combinations of interests under the provisions of the operating agreement; or

●	are required to effect the intent expressed in this prospectus or the intent of the provisions of the operating agreement or are otherwise contemplated by the operating agreement.

Any holder that beneficially owns 10% or more of the interests (excluding shares beneficially owned by our manager or affiliates) may irrevocably limit or eliminate its voting rights by providing an irrevocable certification to the company in substantially the form included in the operating agreement. In the event a member irrevocably limits or eliminates its voting rights, all of the interests beneficially owned by the holder in excess of the voting limit applicable to the holder will no longer have any voting rights for so long as the interests are beneficially owned by the holder or the holder’s affiliates. Any holder that irrevocably eliminates its voting rights or limits its voting rights, such that under no circumstances would such holder, together with its affiliates, have the right to cast more than 10% of the total votes in an election of our manager or on any other matter put to a vote of the holders, will not be named or have its address or ownership reported in the company’s ongoing filings with the Commission, including the beneficial ownership table in the company’s Annual Report on Form 1-K, unless the holder is otherwise deemed to be an “affiliate” of the company as defined in Rule 405 of the Securities Act. The determination of affiliate status for such purposes will be made by the manager in its sole and absolute discretion and the company or its transfer agent may require any holder that owns more than 10% of the interests to provide a legal opinion and or other information it deems necessary or appropriate to determine such holder’s affiliate status. If any such 10% or more holder is deemed to be an “affiliate,” notwithstanding the limit on voting, such holder’s name, address and ownership will be reported in the company’s filings with the Commission, including the beneficial ownership table in the company’s Annual Report on Form 1-K.

Liquidation Rights

The operating agreement provides that our company shall remain in existence until the earlier of the following: (i) the election of our manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of our company; (iii) the entry of a decree of judicial dissolution of our company; (iv) at any time that our company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all interest holders of our company following the for-cause removal of our manager. Under no circumstances may our company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the interests in the profits of our company).

Upon the occurrence of any such event, our manager (or a liquidator selected by our manager) is charged with winding up the affairs of the company as a whole and liquidating its assets. Upon the liquidation of our company as a whole, the underlying asset will be liquidated and any after-tax proceeds distributed: (i) first, to any third-party creditors; (ii) second, to any creditors that are our manager or its affiliates; and thereafter, (iii) first, 100% to the interest holders, allocated pro rata based on the number of interests held by each interest holder (which may include our manager, any of its affiliates and asset sellers) until the interest holders receive back 100% of their capital contribution and second, (A) 10% to our manager and (B) 90% to the interest holders, allocated pro rata based on the number of interests held by each interest holder (which may include our manager, any of its affiliates and asset sellers).

Transfer Restrictions

Our interests are subject to restrictions on transferability. A holder of interests may not transfer, assign or pledge its interests without the consent of our manager. Our manager may refuse a transfer by an interest holder if such transfer would (i) result in there being 2,000 or more beneficial owners or 500 or more beneficial owners that are not accredited investors (provided that our manager may waive such limitations); (ii) adversely affect our company or subject our company, our manager or any of their affiliates to any additional regulatory or governmental requirements or cause our company to be disqualified as a limited liability company; (iii) subject our company, our manager or any of their affiliates to any tax to which they would not otherwise be subject; (iv) require registration of the interests or our company, our manager or any of their affiliates under any securities laws of the United States, any state thereof or any other jurisdiction; (v) cause the underlying asset to be deemed “plan assets” for purposes of the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended (“ERISA”); (vi) result in a change of U.S. federal income tax treatment of our company or result in a termination of our company for U.S. federal income tax purposes; or (vii) violate or be inconsistent with any representation or warranty made by the transferor. Furthermore, as our interests are not registered under the Securities Act, transfers of our interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws.

Provided that any electronic alternative trading system registered with the Commission and FINRA on Form ATS (an “ATS”) on which interests are listed for trading requires from interest holders such representations and agreements as described in the operating agreement, interests may be transferred via such ATS. Public intends to launch an interface on the Public Platform that enables investors to buy and sell their holders via the Public Private Execution Network Alternative Trading System (the “PPEX ATS”) operated by North Capital Private Securities Corporation (“North Capital”). As of the date of this offering circular, the PPEX ATS will be the sole trading platform approved by our manager for secondary transfers of our interests (for the avoidance of doubt, transfers may occur outside of a trading platform). We will notify interest holders of approval of any additional trading platform(s) by sending an email message or a message through the Public Platform, or by posting a message on the Public website.

To obtain approval for any transfer not facilitated by the PPEX ATS, interest holders should contact us by sending us an email message to alts@public.com prior to any voluntary transfer or within 30 days of any involuntary transfer and provide sufficient information to allow our company’s legal counsel to make a determination that the transfer would not result in any of the scenarios described above. For a transfer in the event of death of the interest holder, notice should be given by a duly authorized representative of the estate of such interest holder and include proof of legal authority and valid assignment.

Our manager may transfer all or any portion of the interests held by it at any time and from time to time, in accordance with applicable securities laws, either directly or through brokers, or otherwise.

Additionally, unless and until the interests are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the interests. There can be no assurance that we will, or will be able to, register our interests for resale. Therefore, investors may be required to hold their interests indefinitely. Please refer to the subscription agreement for additional information regarding these restrictions.

Agreement to be Bound by the Operating Agreement; Power of Attorney

By purchasing interests, you will be admitted as a member of our company and will be bound by the provisions of, and deemed to be a party to, the operating agreement. Pursuant to the operating agreement, each investor grants to our manager a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the operating agreement.

Duties of Officers

The operating agreement provides that, except as may otherwise be provided by the operating agreement, the property, affairs and business will be managed under the direction of our manager. Our manager has the power to appoint officers, and such officers have the authority and exercise the powers and perform the duties specified in the operating agreement or as may be specified by our manager. Our manager will be appointed as the asset manager to manage the underlying asset.

We may decide to enter into separate indemnification agreements with the directors and officers of our company, our manager or our asset manager (including if our manager or asset manager appointed is not Otis). If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the operating agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to our company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the operating agreement.

Books and Reports

We are required to keep appropriate books of the business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP. For financial reporting purposes and tax purposes, the fiscal year and the tax year are the calendar year, unless otherwise determined by our manager in accordance with the Code. Our manager will file with the Commission periodic reports as required by applicable securities laws.

Under the Securities Act, we must update this offering circular upon the occurrence of certain events. We will file updated offering circulars and offering circular supplements with the Commission. Upon qualification of this offering, we will be subject to the informational reporting requirements of the Securities Act that are applicable to companies whose securities are qualified pursuant to Tier 2 of Regulation A, and accordingly, we will file annual reports, semiannual reports and other information with the Commission. In addition, we plan to provide holders of interests with periodic updates, including offering circulars, offering circular supplements, pricing supplements, information statements and other information.

We will provide such documents and periodic updates electronically through the Public Platform. As documents and periodic updates become available, we will notify holders of interests by sending an email message or a message through the Public Platform that will include instructions on how to retrieve the periodic updates and documents. If our email notification is returned to us as “undeliverable,” we will contact the holder by other means provided to obtain an updated email address. We will provide holders with copies via email or paper copies at any time upon request. The contents of the Public Platform are not incorporated by reference in or otherwise a part of this offering circular.

Exclusive Jurisdiction

Under Section 15.08 of our operating agreement, any dispute in relation to the operating agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, and each investor will covenant and agree not to bring any such claim in any other venue. If a holder of the interests were to bring a claim against our company or our manager pursuant to the operating agreement, it would have to do so in the Delaware Court of Chancery. Notwithstanding the foregoing, if, for any reason, the Delaware Chancery Court does not have jurisdiction over an action, then the action may be brought in other federal or state courts located in Delaware.

We believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. We have adopted the provision to limit the time and expense incurred by our management to challenge any such claims. As a company with a small management team, this provision allows our officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of our company.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Further, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision would require suits to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction to be brought in federal court located in Delaware. Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations under those laws.

Waiver of Right to Trial by Jury

Our operating agreement provides that each investor waives the right to a jury trial for any claim they may have against us arising out of, or relating to, the operating agreement and any transaction arising under the operating agreement, which could include claims under federal securities law. By subscribing to this offering and adhering to the operating agreement, the investor warrants that the investor has reviewed this waiver, and knowingly and voluntarily waives his or her jury trial rights. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. For the avoidance of doubt, by subscribing to this offering and adhering to the operating agreement, the investor is not waiving our company’s compliance with federal securities laws and the rules and regulations under those laws.

Secondary Trading

Public intends to launch an interface on the Public Platform that enables investors to buy and sell their holdings via the PPEX ATS. North Capital is a broker-dealer registered with the Commission and a member of FINRA and SIPC, and the PPEX ATS is registered with the Commission and FINRA on Form ATS. Our company will engage North Capital to receive orders to buy and sell from interest holders and will engage a broker-dealer to execute trades through the PPEX ATS. Any trades are subject to restrictions under state and federal securities laws, as well as the transfer restrictions included in our operating agreement (see “Securities Being Offered—Transfer Restrictions” above). State securities laws may result in the inability to execute a trade based on, for instance, the location of the buyer or seller, or the number of sales that a seller has undertaken in the prior 12 months. The availability of the aforementioned interface does not foreclose investors from either seeking liquidity outside of the Public Platform through direct negotiation with prospective secondary purchasers or by placing an order directly with the PPEX ATS after creating an account with PPEX ATS.

MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the interests offered hereby to U.S. holders but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any U.S. state or local or any non-U.S. jurisdiction or under U.S. federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	persons subject to the alternative minimum tax;

●	tax-exempt organizations;

●	dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of the company’s interests (except to the extent specifically set forth below);

●	certain former citizens or long-term residents of the United States;

●	persons who hold the interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

●	persons who do not hold the interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

●	persons deemed to sell the interests under the constructive sale provisions of the Code.

In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for U.S. federal income tax purposes, holds interests, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold interests, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of the interests arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

Taxation of the company’s interests is intended to be as a “C” Corporation.

Taxation of Distributions to Investors

A “U.S. Holder” includes a beneficial owner of interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States.

Distributions to U.S. Holders current or accumulated earnings and profits (which would include any gains derived from the sale or exchange of the underlying asset), net of tax paid or accrued thereon, will be taxable to U.S. Holders as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors as to whether any dividends paid by the company would be “qualified dividend income.” Distributions in excess of the current and accumulated earnings and profits of the company will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its interests will be taxable as capital gain in the amount of such excess if the interests are held as a capital asset. In addition, a 3.8% tax applies to certain investment income (referred to as the 3.8% NIIT). In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount (currently $7,500 of the highest tax bracket for such year). Dividends are included as investment income in the determination of “net investment income” under Section 1411(c) of the Code.

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such disposition and (ii) the U.S. Holder’s adjusted tax basis in the interests. A U.S. Holder’s adjusted tax basis in the interests generally equals his, her or its initial amount paid for the interests and decreased by the amount of any distributions to the investor in excess of current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their interests, and the amount of any actual or deemed relief from indebtedness encumbering their interests. The gain or loss will be long-term capital gain or loss if the interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Payments of dividends or of proceeds on the disposition of the interests made to you may be subject to additional information reporting and under some circumstances to backup withholding at a current rate of 24% unless you establish an exemption. Backup withholding is not an additional tax; rather, the federal income tax liability of persons subject to backup withholding is reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of the interests, including the consequences of any proposed change in applicable laws.

LEGAL MATTERS

The validity of the interests offered hereby will be passed upon for us by CrowdCheck Law LLP.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Commission an offering statement on Form 1-A under the Securities Act with respect to the interests offered by this offering circular. This offering circular does not contain all of the information included in the offering statement, portions of which are omitted as permitted by the rules and regulations of the Commission. For further information pertaining to us and the interests to be sold in this offering, you should refer to the offering statement and its exhibits. Whenever we make reference in this offering circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the offering statement for copies of the actual contract, agreement or other document filed as an exhibit to the offering statement or such other document, each such statement being qualified in all respects by such reference.

Upon qualification by the Commission of the offering statement of which this offering circular is a part, we will be subject to the informational requirements of Tier 2 of Regulation A and are required to file annual reports, semiannual reports, current reports and other information with the Commission. These documents are publicly available, free of charge, on the SEC’s Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system.

You can read the offering statement and our filings with the Commission over the internet at the Commission’s website at www.sec.gov, on the EDGAR system. You may also read and copy any document we file with the Commission at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our manager will answer inquiries from potential investors concerning the interests, our company, our manager, Public and other matters relating to the offer and sale of the interests under this offering circular. We will afford the potential investors the opportunity to obtain any additional information to the extent we possess such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this offering circular.

Requests and inquiries regarding this offering circular should be directed to:

Otis Wealth, Inc.
6 Harrison Street, 5th Floor
New York, NY 10013
E-Mail: alts@public.com
Tel: (201) 479-4408
Attention: Legal Department

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

PART III - EXHIBITS
Exhibit Index

Exhibit No.	Description
2.1	Certificate of Formation of Public Alts 001 LLC (incorporated by reference to Exhibit 2.1 to the Offering Statement on Form 1-A filed on April 27, 2022)
2.2	Limited Liability Company Agreement of Public Alts 001 LLC (incorporated by reference to Exhibit 2.2 to the Offering Statement on Form 1-A filed on April 27, 2022)
4.1*	Form of Subscription Agreement for Interests
6.1
Broker-Dealer Agreement, dated April 25, 2022, between Public Alts 001 LLC and Dalmore Group, LLC (incorporated by reference to Exhibit 6.1 to the Offering Statement on Form 1-A filed on April 27, 2022)

6.2*	Form of Intercompany Agreement
6.3	Form of Asset Management & Administrative Services Agreement (incorporated by reference to Exhibit 6.3 to the Offering Statement on Form 1-A filed on April 27, 2022)
11.2	Consent of CrowdCheck Law LLP (included in Exhibit 12.1; incorporated by reference to Exhibit 12.1 to the Offering Statement on Form 1-A filed on April 27, 2022)
12.1	Opinion of CrowdCheck Law LLP (incorporated by reference to Exhibit 12.1 to the Offering Statement on Form 1-A filed on April 27, 2022)

* filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 24, 2022.

PUBLIC ALTS 001 LLC By: Otis Wealth, Inc., its managing member
By:	/s/ Keith Marshall
Keith Marshall President, Secretary, Treasurer & Sole Director

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Keith Marshall
President, Secretary, Treasurer & Sole Director of Otis Wealth, Inc. (as principal executive officer, principal financial officer, principal accounting officer and sole member of the board of directors of Otis Wealth, Inc.)
June 24, 2022
Keith Marshall

Otis Wealth, Inc.		Managing Member	June 24, 2022

By:	/s/ Keith Marshall
Name: Keith Marshall
Title: President, Secretary, Treasurer & Sole Director